Filed pursuant to Rule 424(b)(2)

File No. 333-200089

Prospectus Supplement
(to the Prospectus Dated December 1, 2014)

THE BANK OF NOVA SCOTIA

US$1,250,000,000 4.500% Subordinated Notes due 2025
(Non-Viability Contingent Capital (NVCC))
(subordinated indebtedness)

     The US$1,250,000,000 aggregate principal amount of 4.500% Subordinated Notes due 2025 (Non-Viability Contingent Capital (NVCC)) (the “Notes”) offered by this Prospectus Supplement will bear interest at a rate of 4.500% from December 16, 2015 and will mature on December 16, 2025. Interest on the Notes will be payable semi-annually in arrears on June 16 and December 16 of each year, commencing on June 16, 2016. The Notes offered by this Prospectus Supplement will be the Bank’s direct unsecured obligations constituting subordinated indebtedness for the purposes of the Bank Act (Canada) (the “Bank Act”).

     Upon the occurrence of a Trigger Event (as defined herein), each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holders thereof, into that number of fully-paid common shares of the Bank (the “Common Shares”) determined by dividing (a) the product of the Multiplier (as defined herein) multiplied by the Note Value (as defined herein), by (b) the Conversion Price (as defined herein). See “Description of the Notes—NVCC Automatic Conversion.” This Prospectus Supplement also relates to the offering and sale of our Common Shares issuable upon conversion of the Notes.

     The Bank may, at its option, with the prior written approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”), redeem the Notes, in whole but not in part, at any time within 90 days following a Regulatory Event Date (as defined herein), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. Additionally, the Bank may, at its option, with the prior written approval of the Superintendent, redeem the Notes, in whole but not in part, on any date following the occurrence of a Tax Event (as defined herein), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes—Redemption.”

     It is not currently anticipated that the Notes will be listed on any stock exchange or quotation system and, consequently, there is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this Prospectus Supplement. Our Common Shares are listed on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the trading symbol “BNS.” On December 8, 2015, the last reported sale price of our Common Shares was US$42.29 per share on the NYSE and $57.46 per share on the TSX.

     Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9 of this Prospectus Supplement and page 6 of the accompanying prospectus dated December 1, 2014 (the “Prospectus”).

     Prospective investors should be aware that the acquisition of the Notes described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

     The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors, and some of the experts named in this Prospectus Supplement, may be residents of Canada and that all or a substantial portion of the assets of the Bank and such persons may be located outside the United States.

     Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or the Common Shares, or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	99.992%	US$	1,249,900,000
Underwriting discounts and commissions	0.450%	US$	5,625,000
Net proceeds to the Bank (before expenses) (1)	99.542%	US$	1,244,275,000

(1)    Plus accrued interest, if any, from December 16, 2015, if settlement occurs after that date.

     The Notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

     The Bank may use this Prospectus Supplement and the accompanying Prospectus in the initial sale of the Notes. In addition, Scotia Capital (USA) Inc. or any other affiliate of the Bank may use this Prospectus Supplement and the accompanying Prospectus in a market-making or other transaction in any Notes (or the Common Shares into which the Notes are convertible) after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this Prospectus Supplement and the accompanying Prospectus are being used in a market-making transaction.

     The principal executive office of the Bank is located at 1709 Hollis Street, Halifax, Nova Scotia, B3J 3B7 and its executive offices are at Scotia Plaza, 44 King Street West, Toronto, Ontario, M5H 1H1. The Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about December 16, 2015.

Joint Book-Running Managers

Citigroup    Goldman, Sachs & Co.    J.P. Morgan    Scotiabank    UBS Investment Bank

Co-Managers

Barclays     BofA Merrill Lynch     Deutsche Bank Securities     Morgan Stanley     Wells Fargo Securities

December 9, 2015

We have not, and the underwriters have not, authorized anyone to provide you with information other than the information contained or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus or in any free writing prospectus we have authorized. We take no responsibility for and can make no assurance as to the reliability of any other information that others may give you. We are not, and the underwriters are not, making an offer to sell any Notes or Common Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement, the accompanying Prospectus, the documents incorporated by reference or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than the dates thereon. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

     This document consists of two parts. The first part is this Prospectus Supplement, which describes the specific terms of this offering. The second part, the accompanying Prospectus, gives more general information, some of which may not apply to this offering. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus, investors should rely on the information in this Prospectus Supplement.

     This Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference into each of them include important information about the Bank, the Notes being offered and other information investors should know before investing in the Notes.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this Prospectus Supplement to the “Bank,” “we,” “us,” “our” or similar references mean The Bank of Nova Scotia and do not include the subsidiaries of The Bank of Nova Scotia.

     The distribution of this Prospectus Supplement, the accompanying Prospectus and any free writing prospectus we have authorized and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who come into possession of this Prospectus Supplement, the accompanying Prospectus or any free writing prospectus we have authorized should inform themselves about and observe any such restrictions. This Prospectus Supplement, the accompanying Prospectus and any free writing prospectus we have authorized do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     You should not consider any information in this Prospectus Supplement, the accompanying Prospectus or any free writing prospectus we have authorized to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Notes. We are not making any representation to you regarding the legality of an investment in the Notes by you under applicable investment or similar laws.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus Supplement and the accompanying prospectus, including those documents incorporated by reference, may contain forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All such statements are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may include, but are not limited to, statements made in this Prospectus Supplement, the Management’s Discussion and Analysis in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2015 under the headings “Overview—Outlook”, for Group Financial Performance “Outlook”, for each business segment “Outlook” and in other statements regarding the Bank’s objectives, strategies to achieve those objectives, the regulatory environment in which the Bank operates, anticipated financial results (including those in the area of risk management), and the outlook for the Bank’s businesses and for the Canadian, U.S. and global economies. Such statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intent,” “estimate,” “plan,” “may increase,” “may fluctuate,” and similar expressions of future or conditional verbs, such as “will,” “may,” “should,” “would” and “could.”

     By their very nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not prove to be accurate. Do not unduly rely on forward-looking statements, as a number of important factors, many of which are beyond the Bank’s control and the effects of which can be difficult to predict, could cause actual results to differ materially from the estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: the economic and financial conditions in Canada and globally; fluctuations in interest rates and currency values; liquidity and funding; significant market volatility and interruptions; the failure of third parties to comply with their obligations to the Bank and its affiliates; changes in monetary policy; legislative and regulatory developments in Canada and elsewhere, including changes to, and interpretations of tax laws and risk-based capital guidelines and reporting instructions and liquidity regulatory guidance; changes to the Bank’s credit ratings; operational (including technology) and infrastructure risks; reputational risks; the risk that the Bank’s risk management models may not take into account all relevant factors; the accuracy and completeness of information the Bank receives on customers and counterparties; the timely development and introduction of new products and services in receptive markets; the Bank’s ability to expand existing distribution channels and to develop and realize revenues from new distribution channels; the Bank’s ability to complete and integrate acquisitions and its other growth strategies; critical accounting estimates and the effects of changes in accounting policies and methods used by the Bank (see “Controls and Accounting Policies—Critical accounting estimates” in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2015, as updated by quarterly reports); global capital markets activity; the Bank’s ability to attract and retain key executives; reliance on third parties to provide components of the Bank’s business infrastructure; unexpected changes in consumer spending and saving habits; technological developments; fraud by internal or external parties, including the use of new technologies in unprecedented ways to defraud the Bank or its customers; increasing cyber security risks which may include theft of assets, unauthorized access to sensitive information or operational disruption; consolidation in the Canadian financial services sector; competition, both from new entrants and established competitors; judicial and regulatory proceedings; natural disasters, including, but not limited to, earthquakes and hurricanes, and disruptions to public infrastructure, such as transportation, communication, power or water supply; the possible impact of international conflicts and other developments, including terrorist activities and war; the effects of disease or illness on local, national or international economies; and the Bank’s anticipation of and success in managing the risks implied by the foregoing. A substantial amount of the Bank’s business involves making loans or otherwise committing resources to specific companies, industries or countries. Unforeseen events affecting such borrowers, industries or countries could have a material adverse effect on the Bank’s financial results, businesses, financial condition or liquidity. These and other factors may cause the Bank’s actual performance to differ materially from that contemplated by forward-looking statements. For more information, see the “Risk Management” section starting on page 66 of the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2015.

     Material economic assumptions underlying the forward-looking statements are set out in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2015 under the heading “Overview—Outlook”, as updated by quarterly reports; and for each business segment “Outlook.” The “Outlook” sections are based on the Bank’s views and the actual outcome is uncertain. Readers should consider the above-noted factors when reviewing these sections.

     The preceding list of factors is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. When relying on forward-looking statements to make decisions with respect to the Bank and its securities, investors and others should carefully consider the preceding factors, other uncertainties and potential events. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to “incorporate by reference” into this Prospectus Supplement and the accompanying Prospectus the information in certain documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus Supplement and the accompanying Prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this Prospectus Supplement or the accompanying Prospectus and information incorporated by reference into this Prospectus Supplement or the accompanying Prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus Supplement and the accompanying Prospectus.

     We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of the Notes under this Prospectus Supplement:

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2015, filed on December 1, 2015; and
•	Reports on Form 6-K filed on December 1, 2015 (five filings) (Acc-nos: 0001193125-15-391986, 0001193125-15-391896, 0001193125-15-391861, 0001193125-15-391842 and 0001102624-15-001715)

     We may also incorporate any other Form 6-K that we submit to the SEC on or after the date hereof and prior to the termination of this offering of the Notes under this Prospectus Supplement if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which the accompanying Prospectus forms a part.

     We will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this Prospectus Supplement excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You may obtain copies of those documents by requesting them in writing or by telephoning us at the following address:

The Bank of Nova Scotia
Scotia Plaza
44 King Street West
Toronto, Ontario
Canada M5H 1H1
Attention: Secretary
Telephone: (416) 866-3672

EXCHANGE RATE INFORMATION

     We publish our consolidated financial statements in Canadian dollars. In this Prospectus Supplement, currency amounts are stated in Canadian dollars (“$”), unless specified that they are stated in U.S. dollars (“US$”). As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over time.

     The tables below sets forth the high and low daily noon exchange rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for the periods listed below, as applicable. On December 8, 2015, the noon exchange rate was US$0.7357 = $1.00. Our reference to the “noon exchange rate” is the noon exchange rate as reported by the Bank of Canada.

Year ended October 31,	High	Low	Average Rate(1)	At Period End
2011	1.0583	0.9430	1.1064	1.0065
2012	1.0299	0.9536	0.9968	1.0004
2013	1.0164	0.9455	0.9777	0.9589
2014	0.9602	0.8858	0.9149	0.8869
2015	0.8900	0.7455	0.8030	0.7644

Month of 2015	High	Low	Average Rate(1)	At Period End
November	0.7637	0.7485	0.7530	0.7488
December (through December 8)	0.7485	0.7357	0.7445	0.7357

(1) The average of the noon exchange rates on the last business day of each full month during the relevant period.

SUMMARY OF THE OFFERING

     The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this Prospectus Supplement and the “Description of the Debt Securities We May Offer” section of the accompanying Prospectus contain a more detailed description of the terms and conditions of the Notes. As used in this section, the “Bank,” “we,” “our” and “us” refer to The Bank of Nova Scotia and not to its subsidiaries.

Issuer	The Bank of Nova Scotia
Notes Offered	US$1,250,000,000 aggregate principal amount of 4.500% Subordinated Notes due 2025 (Non-Viability Contingent Capital (NVCC)) (the “Notes”)
Maturity Date	December 16, 2025
Interest Rate	The Notes will bear interest at a rate of 4.500% per year.
Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on June 16 and December 16 of each year, beginning on June 16, 2016
Status and Subordination	The Notes will be the Bank’s direct unsecured obligations, constituting subordinated indebtedness for the purpose of the Bank Act, ranking equally and rateably with all of the Bank’s other subordinated indebtedness from time to time issued and outstanding. In the event of the Bank’s insolvency or winding-up, the Bank’s subordinated indebtedness, including the Notes, will be subordinate in right of payment to the prior payment in full of any of the Bank’s deposit liabilities and all other Indebtedness (as defined herein), except Indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, such subordinated indebtedness.
Redemption	The Bank may, at its option, with the prior written approval of the Superintendent, redeem the Notes, in whole but not in part, at any time within 90 days following a Regulatory Event Date, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. Additionally, the Bank may, at its option, with the prior written approval of the Superintendent, redeem the Notes, in whole but not in part, on any date following the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes—Redemption.”
NVCC Automatic Conversion	Upon the occurrence of a Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holders thereof, into that number of fully-paid Common Shares determined by dividing (a) the product of the Multiplier multiplied by the Note Value, by (b) the Conversion Price. See “Description of the Notes—NVCC Automatic Conversion.”

“Conversion Price” means, in respect of each Note, the greater of (i) the Floor Price, and (ii) the Current Market Price.

“Floor Price” means the U.S. dollar equivalent of $5.00 converted into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which the Trigger Event occurs, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common

Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment shall be calculated to the nearest one- tenth of one cent provided that no adjustment of the Floor Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Floor Price then in effect; provided, however, that in such case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, will amount to at least 1% of the Floor Price.

“Multiplier” means 1.5.

“Note Value” means, in respect of each Note, US$1,000 plus accrued and unpaid interest on such Note as at the date of the Trigger Event.
Trigger Event	Trigger Event has the meaning set out in the Office of the Superintendent of Financial Institutions Canada (“OSFI”), Guideline for Capital Adequacy Requirements (CAR), Chapter 2 - Definition of Capital effective January 1, 2013, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•    the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Notes and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•    a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Common Share Corporate Event	In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Notes receive, pursuant to a NVCC Automatic Conversion (as defined herein), the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.
Restrictions on Senior Subordinated Indebtedness	The Bank will not create, issue or incur any Indebtedness subordinate in right of payment to the deposit liabilities of the Bank which, in the event of insolvency or winding up of the Bank, would rank in right of payment in priority to the Notes.
Restrictions on Junior Indebtedness	The Bank will not create any Junior Indebtedness (as defined herein) which, pursuant to the terms of the instrument evidencing or creating the same, has a right attached thereto, in favor of the holders thereof (the “Junior Right”), to cause the principal amount thereof to become due and payable prior to the later of its stated maturity or the expiration of any applicable grace period, or otherwise than at the option of the Bank, unless and until such a right or remedy in respect of the Notes is exercisable and unless and until a Trustee (as defined herein), in its discretion, or upon the direction of the holders of Notes, has exercised any such right or remedy in respect of the Notes prior to the exercise of the Junior Right.
Prohibited Owners	Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any person whom the Bank or either Trustee has reason to believe is an Ineligible Person (as defined herein) or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder (as defined herein) through the acquisition of Common Shares. See “Description of the Notes—Right not to Deliver Common Shares upon NVCC Automatic Conversion.”
Events of Default	The Indenture (as defined herein) governing the Notes will provide that an event of default in respect of the Notes will occur only if the Bank becomes bankrupt or insolvent or becomes subject to the provisions of the Winding-up and Restructuring Act (Canada), consents to the institution of bankruptcy or insolvency proceedings against it, resolves to wind-up, liquidate or dissolve, is ordered wound-up or otherwise acknowledges its insolvency. An NVCC Automatic Conversion upon the occurrence of a Trigger Event will not constitute an event of default.
Form and Denomination	The Notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company. The Notes will be issued only in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.
Governing Law	The Notes and the Indenture under which they will be issued will be governed by the laws of the State of New York, except that the provisions relating to an NVCC Automatic Conversion and certain other limited provisions of the Indenture will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.
Trustees	Computershare Trust Company, N.A., as United States trustee, and Computershare Trust Company of Canada, as Canadian trustee.
Use of Proceeds	The net proceeds of this offering will be used for general business purposes. See “Use of Proceeds.”
No Public Trading Market	We do not intend to list the Notes on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. There can be no assurance that an active trading market will develop for the Notes.
Conflicts of Interest	As described in “Underwriting (Conflicts of Interest),” Scotia Capital (USA) Inc. is an affiliate of the Bank and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.
Risk Factors	See “Risk Factors” in this Prospectus Supplement on page S-9 and in the accompanying Prospectus beginning on page 6 for a discussion of factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS

     An investment in the Notes is subject to certain risks. Before deciding whether to invest in the Notes, investors should carefully consider the risks set out herein and incorporated by reference in this Prospectus Supplement (including subsequently filed documents incorporated by reference herein).

The value of the Notes will be affected by the general creditworthiness of the Bank

     The value of the Notes will be affected by the general creditworthiness of the Bank. Prospective investors should consider the categories of risks identified in the Bank’s most recent annual report filed on Form 40-F which is incorporated by reference herein, including credit risk, market risk, liquidity risk, operational risk, reputational risk, environmental risk, strategic risk and insurance risk.

Automatic conversion into Common Shares upon a Trigger Event

     Upon the occurrence of a Trigger Event and an NVCC Automatic Conversion, an investment in the Notes will become an investment in Common Shares without the consent of the holder. After an NVCC Automatic Conversion, a holder of Notes will no longer have any rights as a holder of subordinated debt of the Bank and will only have rights as a holder of Common Shares. The claims of holders of Notes have certain priority of payment over the claims of holders of Common Shares. Given the nature of a Trigger Event, a holder of Notes will become a holder of Common Shares at a time when the Bank’s financial condition has deteriorated. If the Bank were to become insolvent or wound-up after the occurrence of a Trigger Event, as a result of an NVCC Automatic Conversion, the holders of Common Shares may receive, if anything, substantially less than the holders of the Notes might have received had the Notes not been converted into Common Shares. An NVCC Automatic Conversion may also occur at a time when a federal or provincial government or other government agency in Canada has provided, or will provide, a capital injection or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms.

A Trigger Event involves a subjective determination outside the Bank’s control

     The decision as to whether a Trigger Event will occur is a subjective determination by the Superintendent that the Bank has ceased, or is about to cease, to be viable and that the conversion of all contingent instruments is reasonably likely, taking into account any other factors or circumstances that are considered relevant or appropriate by the Superintendent, to restore or maintain the viability of the Bank. Such determination may be beyond the control of the Bank. See the definition of Trigger Event under “Description of the Notes—NVCC Automatic Conversion.”

     OSFI has stated that the Superintendent will consult with the Canada Deposit Insurance Corporation, the Bank of Canada, the Department of Finance and the Financial Consumer Agency of Canada prior to making a non-viability determination. The conversion of contingent instruments alone may not be sufficient to restore an institution to viability and other public sector interventions, including liquidity assistance, would likely be used along with the conversion of contingent instruments to maintain an institution as a going concern.

     In assessing whether the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments, it is reasonably likely that the viability of the Bank will be restored or maintained, OSFI has stated that the Superintendent will consider, in consultation with the authorities referred to above, all relevant facts and circumstances. Those facts and circumstances may include, in addition to other public sector interventions, a consideration of whether, among other things:

•	the assets of the Bank are, in the opinion of the Superintendent, sufficient to provide adequate protection to the Bank’s depositors and creditors;
•	the Bank has lost the confidence of depositors or other creditors and the public (for example, ongoing increased difficulty in obtaining or rolling over short-term funding);
•	the Bank’s regulatory capital has, in the opinion of the Superintendent, reached a level, or is eroding in a manner, that may detrimentally affect its depositors and creditors;

•	the Bank has failed to pay any liability that has become due and payable or, in the opinion of the Superintendent, the Bank will not be able to pay its liabilities as they become due and payable;
•	the Bank failed to comply with an order of the Superintendent to increase its capital;
•	in the opinion of the Superintendent, any other state of affairs exists in respect of the Bank that may be materially prejudicial to the interests of the Bank’s depositors or creditors or the owners of any assets under the Bank’s administration; and
•	the Bank is unable to recapitalize on its own through the issuance of Common Shares or other forms of regulatory capital (for example, no suitable investor or group of investors exists that is willing or capable of investing in sufficient quantity and on terms that will restore the Bank’s viability, nor is there any reasonable prospect of such an investor emerging in the near-term in the absence of conversion of contingent instruments).

     Upon the occurrence of a Trigger Event and an NVCC Automatic Conversion, the interests of depositors, other creditors of the Bank, and holders of securities of the Bank which are not contingent instruments will all rank in priority to the holders of contingent instruments, including the Notes. The Superintendent retains full discretion to choose not to trigger non-viable contingent capital notwithstanding a determination that the Bank has ceased, or is about to cease, to be viable. Under such circumstances, the holders of Notes may be exposed to losses through the use of other resolution tools or in liquidation.

Number and value of Common Shares to be received on an NVCC Automatic Conversion is variable

     The number of Common Shares to be received for each Note is calculated by reference to the prevailing market price of Common Shares immediately prior to a Trigger Event, subject to the Floor Price. If there is an NVCC Automatic Conversion at a time when the Current Market Price (as defined herein) of the Common Shares is below the Floor Price (as defined herein), investors will receive Common Shares with an aggregate market price less than the Note Value.

     The Bank is expected to have outstanding from time to time other subordinated debt and preferred shares that will automatically convert into Common Shares upon a Trigger Event. Other subordinated debt and preferred shares of the Bank that are convertible into Common Shares upon a Trigger Event may also use a lower effective floor price (for example, using a different multiplier) than that applicable to the Notes to determine the maximum number of Common Shares to be issued to holders of such instruments upon an NVCC Automatic Conversion. In such cases, holders of Notes will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other subordinated debt of the Bank is converted into Common Shares at a conversion rate that is more favorable to the holder of such instruments and preferred shares are converted into Common Shares at a conversion rate that may be more favorable to the holder of such instruments, in each case, than the rate applicable to the Notes, thereby causing substantial dilution to holders of Common Shares and the holders of Notes, who will become holders of Common Shares upon an NVCC Automatic Conversion.

Common Shares received on an NVCC Automatic Conversion may be subject to further dilution

     In the circumstances surrounding a Trigger Event, the Superintendent or other governmental authorities or agencies may also require other steps to be taken to restore or maintain the viability of the Bank, such as an exercise of the Bail-In Conversion Powers (as defined below), the injection of new capital and the issuance of additional Common Shares or other securities. On August 1, 2014, the Canadian Department of Finance issued for comment the “Taxpayer Protection and Bank Recapitalization Regime: Consultation Paper” which outlines a proposed bail-in regime applicable to Canada’s domestic systemically important banks (“D-SIBs”), which include the Bank, in line with key international standards such as the Financial Stability Board’s “Key Attributes of Effective Resolution Regimes for Financial Institutions”. This consultation paper follows a previous announcement made in Canada’s federal budget released on March 21, 2013. Under the proposed regime, the Government of Canada would be granted two significant conversion powers (the “Bail-In Conversion Powers”) with respect to D-SIBs’ outstanding capital and debt: (i) first, the Government would be granted the power to permanently convert “eligible liabilities” of the D-SIB (“eligible liabilities” consisting solely of long term senior debt, which is senior unsecured debt that is tradable and transferable with an original term of over 400 days) into common equity, and

(ii) the Government would be granted the power to permanently cancel existing shares of the D-SIB. Each of those powers would only be exercisable if two preconditions were met: (a) the Superintendent would need to have determined that the D-SIB has ceased or is about to cease being viable and (b) the full conversion of the D-SIB’s outstanding nonviable contingent capital instruments (such as the Notes), following the occurrence of a Trigger Event (as that term is defined in the Office of the Superintendent of Financial Institutions Canada Guideline for Capital Adequacy Requirements, Chapter 2 – Definition of Capital, effective January 1, 2013, as such term may be amended or superseded from time to time) would need to have occurred. The Bail-In Conversion Powers would apply only to “eligible liabilities” issued after the implementation of the proposed regime with no retroactive application to existing debt.

     If the proposed regime is implemented, any “eligible liabilities” issued after such implementation would be subject to the conversion powers described above and holders of such “eligible liabilities” may receive Common Shares in exchange for their “eligible liabilities” if the Bank ceases or is about to cease being viable. Moreover, holders of the Notes who receive Common Shares following the occurrence of a Trigger Event and as a result of an NVCC Automatic Conversion may sustain substantial dilution following the conversion of such “eligible liabilities”, as it is expected that the conversion rate of such “eligible liabilities” will be significantly more favorable to the holders of such obligations than the rate applicable to holders of the Notes.

The Bank reserves the right not to deliver Common Shares upon a NVCC Automatic Conversion

     Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any person whom the Bank or either trustee has reason to believe is an Ineligible Person or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder through the acquisition of Common Shares. In such circumstances, the Bank will attempt to facilitate the sale of such Common Shares. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day.

Circumstances surrounding an NVCC Automatic Conversion and effect on market price

     The occurrence of a Trigger Event is a subjective determination by the Superintendent that the conversion of all contingent instruments is reasonably likely to restore or maintain the viability of the Bank. As a result, an NVCC Automatic Conversion may occur in circumstances that are beyond the control of the Bank. Also, even in circumstances where the market expects the Superintendent to cause an NVCC Automatic Conversion, the Superintendent may choose not to take that action. Because of the inherent uncertainty regarding the determination of when an NVCC Automatic Conversion may occur, it will be difficult to predict, when, if at all, the Notes will be mandatorily converted into Common Shares. Accordingly, trading behavior in respect of the Notes is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication, whether real or perceived, that the Bank is trending towards a Trigger Event can be expected to have an adverse effect on the market price of the Notes and the Common Shares, whether or not such Trigger Event actually occurs.

In the event of a redemption of the Notes, holders will be subject to reinvestment risk

     The Bank may, at its option, with the prior written approval of the Superintendent, redeem the Notes at any time within 90 days following a Regulatory Event Date or on any date following the occurrence of a Tax Event. If the Notes are redeemed prior to their maturity date, investors will be subject to reinvestment risk, since it may not be possible to reinvest in securities with similar risk and yield as the Notes.

Holders of the Notes will have limited rights if there is an event of default.

     Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving the Bank. There is no automatic acceleration or right of acceleration in the case of default in the payment of interest on the Notes or in the performance of any of the Bank’s other obligations under the Notes or the Indenture governing the Notes.

Ranking on insolvency or winding-up

     The Notes will be direct unsecured subordinated obligations of the Bank which rank equally with other subordinated indebtedness of the Bank in the event of an insolvency or winding-up. If the Bank becomes insolvent or is wound-up while the Notes remain outstanding, and provided that an NVCC Automatic Conversion has not occurred, the Bank’s assets must be used to pay deposit liabilities and prior and senior ranking debt before payments may be made on the Notes and other subordinated indebtedness. Except to the extent regulatory capital requirements affect the Bank’s decisions to issue subordinated or more senior debt, there is no limit on the Bank’s ability to incur additional subordinated or more senior debt.

Holders of Notes may not be entitled to receive U.S. dollars in a winding-up

     If you are entitled to any recovery with respect to the Notes in any winding-up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Canadian dollars. In addition, under current Canadian law, the Bank’s liability to you, if any, would have to be converted into Canadian dollars at a date close to the commencement of proceedings against it and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

The value of the Notes may be affected by changes in credit ratings

     Real or anticipated changes in credit ratings on the Notes may affect the market value of the Notes. In addition, real or anticipated changes in credit ratings can affect the cost at which the Bank can transact or obtain funding, and thereby affect the Bank’s liquidity, business, financial condition or results of operations.

The value of the Notes may be affected by market value and interest rate fluctuations

     The value of the Notes may be affected by market value fluctuations resulting from factors which influence the Bank’s operations, including regulatory developments, competition and global market activity.

     Prevailing interest rates will also affect the market value of Notes. Assuming all other factors remain unchanged, the market value of the Notes will decline as prevailing interest rates for similar debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

No established trading market

     It is not currently anticipated that the Notes will be listed on any stock exchange or quotation system and, consequently, there may be no market through which the Notes may be sold and purchasers may therefore be unable to resell such Notes. This may affect the pricing of the Notes in any secondary market, the transparency and availability of trading prices, the liquidity of the Notes and the extent of issuer regulation. In addition, holders of Notes should be aware of the prevailing and widely reported global credit market conditions, whereby there is at times a general lack of liquidity in the secondary market. As a result, the Bank may face additional risks in some of its global operations. Please refer to the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2015 under the heading “Risk Management—Liquidity Risk” for a discussion of the Bank’s liquidity risk.

     There can be no assurance that an active trading market will develop for the Notes after the offering, or if developed, that such a market will be sustained at the offering price of the Notes. While certain of the underwriters intend to make a market in the Notes, the underwriters will not be obligated to do so and may stop their market-making at any time. In addition, any market-making activities will be subject to limits of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.

No limitation on issuing senior or pari passu securities

     The Indenture governing the Notes does not contain any financial covenants and contains only limited restrictive covenants. In addition, the Indenture will not limit the Bank’s or its subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. The Bank’s ability to incur additional indebtedness and use its funds for any purpose in the Bank’s discretion may increase the risk that the Bank may be unable to service its debt, including paying its obligations under the Notes.

The Notes are governed by New York Law

     The Indenture governing the Notes will be governed by, and construed in accordance with, the laws of the State of New York (other than the provisions relating to an NVCC Automatic Conversion and certain other limited provisions that will be governed by the laws of the Province of Ontario and applicable laws of Canada). Generally, in an action commenced in a Canadian court for the enforcement of the Indenture or the Notes, a plaintiff will be required to prove those non-Canadian laws as a matter of fact by the evidence of persons who are experts in those laws.

The Notes are denominated in U.S. dollars and may have tax consequences for investors

     The Notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the Notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment. This Prospectus Supplement contains a general description of certain U.S. tax considerations and certain Canadian tax considerations relevant to Non-Resident Holders (as defined herein) relating to the Notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the Notes and receiving the payments that might be due under the Notes.

The United States federal income tax treatment of instruments such as the Notes is uncertain and, accordingly, the United States Internal Revenue Service (“IRS”) may take a different position than an investor regarding the appropriate characterization and treatment of the Notes

     There is no authority that addresses the United States federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that provides for an NVCC Automatic Conversion upon the occurrence of a Trigger Event. While the Notes should likely be treated as equity for United States federal income tax purposes, the IRS could assert an alternative tax treatment of the Notes for United States federal income tax purposes. There can be no assurance that any alternative tax treatment, if successfully asserted by the IRS would not have adverse United States federal income tax consequences to a United States holder of the Notes. Each United States prospective investor should consult their own tax advisor regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS successfully asserts a characterization that differs from the investor’s characterization of the Notes.

Fiduciaries of certain plans should consult with counsel

     This paragraph is relevant only if you are a fiduciary of a plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (as defined below), or a governmental, church or non-U.S. plan subject to similar laws. Fiduciaries of such plans should consult with their counsel regarding their proposed investment in the Notes and the deemed representations they are required to make. See “Employee Retirement Income Security Act” in the accompanying Prospectus.

CAPITALIZATION

     The following table sets out the Bank’s capitalization as at October 31, 2015:

•	on an actual basis; and
•	as adjusted to give effect to the sale and issuance of (a) the Notes in this offering (based on the Canadian dollar / U.S. dollar exchange rate as of December 8, 2015) and (b) $750 million aggregate principal amount of 3.367% Subordinated Debentures due 2025 (Non-Viability Contingent Capital (NVCC)) which closed on December 8, 2015.

     This table should be read in conjunction with the Bank’s Audited Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended October 31, 2015 incorporated by reference into this Prospectus Supplement.

	As at October 31, 2015
	Actual	As adjusted(1)
	(in millions of Canadian dollars)
Subordinated debentures	$6,182	$8,631
Equity:
Common equity
Common shares	15,141	15,141
Retained earnings	31,316	31,316
Accumulated other comprehensive income	2,455	2,455
Other reserves	173	173
Total common equity	49,085	49,085
Preferred shares	2,934	2,934
Total equity attributable to equity holders of the Bank	52,019	52,019
Non-controlling interests in subsidiaries	1,460	1,460
Total equity	53,479	53,479
Total capitalization	$59,661	$62,110

(1)	Excludes the effect of the sale and issuance of 12,000,000 shares (or 14,000,000 shares if the underwriters’ over-allotment option is exercised in full) of Non-cumulative 5-Year Rate Reset Preferred Shares Series 34 (Non-Viability Contingent Capital (NVCC)), at a price of $25.00 per share, which is expected to close on December 17, 2015.

USE OF PROCEEDS

     The net proceeds to the Bank from the sale of the Notes, after deducting the estimated offering expenses payable by the Bank and the underwriters’ discounts and commissions, will amount to approximately US$1,243,775,000. The net proceeds will be used for general business purposes.

DESCRIPTION OF THE NOTES

     The following is a description of the terms of the US$1,250,000,000 4.500% Subordinated Notes due 2025 (Non-Viability Contingent Capital (NVCC)) offered by this Prospectus Supplement (which are referred to in this Prospectus Supplement as the “Notes” and in the accompanying Prospectus as “Debt Securities”).

     The Notes are to be issued under an indenture, to be dated as of December 16, 2015 (the “Base Indenture”), among the Bank, Computershare Trust Company, N.A., as United States trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”), as amended and supplemented by a first supplemental indenture, to be dated as of December 16, 2015, among the Bank and the Trustees (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), establishing the terms of the Notes. You may request a copy of the Indenture from us as described under “Incorporation of Certain Information by Reference.” The following summaries of certain provisions of the Notes and the Indenture do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

     As used in this description, the terms the “Bank,” “we,” “us” and “our” refer only to The Bank of Nova Scotia and not to any of its subsidiaries. All capitalized terms used under this heading “Description of the Notes” that are not defined herein have the meanings ascribed thereto in the accompanying Prospectus.

General

     The Notes will be the Bank’s direct unsecured obligations, constituting subordinated indebtedness for the purpose of the Bank Act and will mature on December 16, 2025. Upon the occurrence of a Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holders thereof, into that number of fully-paid Common Shares of the Bank determined by dividing (a) the product of the Multiplier multiplied by the Note Value, by (b) the Conversion Price. See “—NVCC Automatic Conversion.” This Prospectus Supplement also relates to the offering and sale of our Common Shares issuable upon conversion of the Notes. See “Description of Common Shares and Preferred Shares” in the accompanying Prospectus.

     The Notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

     Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of subordinated indebtedness the Bank may issue. Notwithstanding any provision of the Indenture, the Bank may not, without the prior approval of the Superintendent, amend or vary terms of the Notes that would affect the recognition of the Notes as regulatory capital under capital adequacy requirements adopted by the Superintendent.

     Payment of the principal and interest on the Notes will be made in U.S. dollars. The Bank will pay the principal and interest in immediately available funds to The Depository Trust Company, as depositary, or its nominee as the registered owner of the global notes representing the book-entry Notes.

     The Notes are not entitled to the benefits of any sinking fund.

     The provisions of the Indenture relating to defeasance and covenant defeasance (described under the heading “Description of the Debt Securities We May Offer—Defeasance” in the accompanying Prospectus) will not apply to the Notes.

     The Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000 in excess of such amount. Upon issuance, the Notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, The Depository Trust Company, as depositary. You may elect to hold interests in the global notes through either the depositary (in the United States), Euroclear Bank S.A./N.V., Clearstream Banking, société anonyme, or indirectly through organizations that are participants in such systems. See “Description of the Debt Securities We May Offer—Legal Ownership and Book-Entry Issuance” in the accompanying Prospectus.

Subordination

     The Notes will be the Bank’s direct unsecured obligations, constituting subordinated indebtedness for the purpose of the Bank Act, ranking equally and rateably with all of the Bank’s other Subordinated Indebtedness from time to time issued and outstanding. In the event of the Bank’s insolvency or winding-up, the Bank’s Subordinated Indebtedness, including the Notes, will be subordinate in right of payment to the prior payment in full of any of the Bank’s deposit liabilities and all other Indebtedness, except Indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, such Subordinated Indebtedness. For the purposes of the foregoing:

     “Indebtedness” at any time means all deposit liabilities of the Bank and all other liabilities and obligations of the Bank which in accordance with the accounting rules established for Canadian chartered banks issued under the authority of the Superintendent pursuant to the Bank Act or with International Financial Reporting Standards as issued by the International Accounting Standards Board, as the case may be, would be included in determining the total liabilities of the Bank at such time, other than liabilities for paid-up capital, contributed surplus, retained earnings and general reserves of the Bank.

     “Subordinated Indebtedness” at any time means:

(a)	the liability of the Bank in respect of the principal and interest on the Notes and the principal of and premium, if any, and interest on notes and debentures issued under any existing trust indentures;
(b)	any Indebtedness which ranks equally with and not prior to (i) the Notes, and (ii) the notes or debentures issued under any existing trust indentures, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all other Indebtedness to which the Notes are subordinate in right of payment to at least the same extent as the Notes are made junior and subordinate thereto under the provisions of the Indenture; and
(c)	any Indebtedness which ranks subordinate to and not equally with or prior to (i) the Notes, and (ii) the notes or debentures issued under any existing trust indentures, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all other Indebtedness to which the Notes are subordinate in right of payment to at least the same extent as the Notes are made junior and subordinate thereto under the provisions of the Indenture (such Indebtedness pursuant to this clause (c), “Junior Indebtedness”).

     If an NVCC Automatic Conversion occurs, the rights, terms and conditions of the Notes, including with respect to priority and subordination, will no longer be relevant as all the Notes will have been converted into Common Shares which will rank on parity with all other outstanding Common Shares.

     The subordination provisions of the Indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Maturity

     The Notes will mature on December 16, 2025.

Interest

     The Notes will bear interest from and including December 16, 2015 at a rate equal to 4.500%. We will pay interest in arrears on June 16 and December 16 of each year, beginning June 16, 2016 (each, an “Interest Payment Date”), and on the maturity date. Interest will be payable on each Interest Payment Date to the persons in whose name the Notes are registered at the close of business on the preceding June 1 or December 1, whether or not a business day. However, we will pay interest on the maturity date to the same persons to whom the principal will be payable. If any Interest Payment Date or the maturity date falls on a day that is not a business day, we will postpone the making of such interest payment to the next succeeding business day (and no interest will be paid in respect of the delay). A “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York, New York or Toronto, Ontario.

     Interest on the Notes will accrue from and including December 16, 2015 to but excluding the first Interest Payment Date and then from and including each Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. Any overdue interest will bear the same interest rate after as well as before default in the payment of principal or interest, as applicable.

     Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Redemption

     The Bank may, at its option, with the prior written approval of the Superintendent, redeem the Notes, in whole but not in part, at any time within 90 days following a Regulatory Event Date, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. Additionally, the Bank may, at its option, with the prior written approval of the Superintendent, redeem the Notes, in whole but not in part, on any date following the occurrence of a Tax Event, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption. For the purposes of the foregoing:

     “Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Tier 2 Capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks in Canada as interpreted by the Superintendent.

     “Tax Event” means the Bank has received an opinion of independent counsel of recognized standing experienced in such matters to the effect that, as a result of, (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (ii) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (iii) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each case (i), (ii) or (iii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of the issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank is, or may be, subject to more than a de minimus amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority.

     Any Notes redeemed by the Bank shall be cancelled and may not be reissued.

     The Notes are not subject to repayment at the option of the holders.

Purchase for Cancellation

     The Notes may be purchased at any time, in whole or in part, by the Bank. The purchases may be made in the open market or by tender or private contract at any price. Any such purchases will require approval of the Superintendent. Notes purchased by the Bank will be cancelled and will not be re-issued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

Covenants

     Except as described in this sub-section, the Bank will not be restricted by the Indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. The Indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor will it contain any covenants or other provisions that would limit the Bank or its subsidiaries’ rights to incur additional indebtedness (except as described in this Prospectus Supplement), enter into any sale and leaseback transaction or grant liens on the Bank’s or its subsidiaries’ assets. The Indenture will not contain any provisions that would require the Bank to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events that may adversely affect the creditworthiness of the Notes, for example, a highly leveraged transaction.

     Pursuant to the Indenture, the Bank will covenant with the Trustees for the benefit of the Trustees and the holders of Notes that, so long as any Notes remain outstanding, the Bank (i) will duly and punctually pay all amounts as they become due; (ii) will, subject to certain exceptions, maintain its corporate existence; (iii) will not create any Junior Indebtedness which, pursuant to the terms of the instrument evidencing or creating the same, has a right attached thereto, in favor of the holders thereof (the “Junior Right”), to cause the principal amount thereof to become due and payable prior to the later of its stated maturity or the expiration of any applicable grace period, or otherwise than at the option of the Bank, unless and until such a right or remedy in respect of the Notes is exercisable and unless and until either Trustee, in its discretion, or upon the direction of the holders of Notes, has exercised any such right or remedy in respect of the Notes prior to the exercise of the Junior Right; and (iv) will not create, issue or incur any Indebtedness subordinate in right of payment to the deposit liabilities of the Bank which, in the event of the insolvency or winding-up of the Bank, would rank in right of payment in priority to the Notes.

NVCC Automatic Conversion

     Upon the occurrence of a Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into a number of fully-paid Common Shares equal to (Multiplier x Note Value) ÷ Conversion Price (an “NVCC Automatic Conversion”). For the purposes of the foregoing:

     “Conversion Price” means, in respect of each Note, the greater of (i) the Floor Price, and (ii) the Current Market Price.

     “Current Market Price” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”) or, if not then listed on the TSX, on another exchange or market chosen by the board of directors of the Bank on which the Common Shares are then traded, for the 10 consecutive trading days ending on the trading day immediately prior to the date on which the Trigger Event occurs (with the conversion occurring as of the start of business on the date on which the Trigger Event occurs), converted (if not denominated in U.S. dollars) into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which Trigger Event occurs. If no such trading prices are available, “Current Market Price” shall be the Floor Price.

     “Floor Price” means the U.S. dollar equivalent of $5.00 converted into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which the Trigger Event occurs, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment shall be calculated to the nearest one-tenth of one cent provided that no adjustment of the Floor Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Floor Price then in effect; provided, however, that in such case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, will amount to at least 1% of the Floor Price.

     “Independent Financial Adviser” means an independent financial institution of international repute appointed by the Bank at its own expense.

     “Multiplier” means 1.5.

     “Note Value” means, in respect of each Note, US$1,000 plus accrued and unpaid interest on such Note as at the date of the Trigger Event.

     “Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 noon (New York time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 noon (New York time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser shall consider in good faith appropriate.

     “Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

     “Trigger Event” has the meaning set out in the Office of the Superintendent of Financial Institutions Canada (“OSFI”), Guideline for Capital Adequacy Requirements (CAR), Chapter 2 - Definition of Capital, effective January 1, 2013, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Notes and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or
•	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

     In any case where the aggregate number of Common Shares to be issued to a holder of Notes pursuant to an NVCC Automatic Conversion includes a fraction of a Common Share, such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment shall be made in lieu of such fractional Common Share. Notwithstanding any other provision of the Notes, the conversion of the Notes shall not be an event of default and the only consequence of a Trigger Event under the provisions of the Indenture and the Notes will be the conversion of such Notes into Common Shares. Upon an NVCC Automatic Conversion, any accrued and unpaid interest, together with the principal amount of the Notes, will be payable in an amount equal to the product of (i) the Multiplier, and (ii) the accrued and unpaid interest on such Notes as at the date of the Trigger Event, such amount being deemed paid in full by the issuance of Common Shares upon such conversion and the holders of Notes shall have no further rights and the Bank shall have no further obligations under the Indenture. If tax is required to be withheld from such payment of interest in the form of Common Shares, the number of Common Shares received by a holder will reflect an amount net of any applicable withholding tax.

     In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of the Notes receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Right Not to Deliver Common Shares upon NVCC Automatic Conversion

     Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any person whom the Bank or either Trustee has reason to believe is an Ineligible Person (as defined below) or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder (as defined below) through the acquisition of Common Shares. In such circumstances, the Bank will hold, as agent for such persons, the Common Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares to parties other than the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares will be divided among the applicable persons in proportion to the number of Common Shares that would otherwise have been delivered to them upon the NVCC Automatic Conversion after deducting the costs of sale and any applicable withholding taxes. For the purposes of the foregoing:

     “Ineligible Person” means (i) any person whose address is in, or whom the Bank or either Trustee has reason to believe is a resident of, any jurisdiction outside of Canada or the United States of America to the extent that the issuance by the Bank of Common Shares or delivery of such shares by its transfer agent to that person, pursuant to an NVCC Automatic Conversion, would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any person to the extent that the issuance by the Bank of Common Shares, or delivery of such shares by its transfer agent to that person, pursuant to an NVCC Automatic Conversion, would, at the time of the Trigger Event, cause the Bank to be in violation of any law to which the Bank is subject.

     “Significant Shareholder” means any person who beneficially owns directly, or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act.

Mergers and Similar Events

     The Indenture will provide that the Bank will be permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of its assets to another entity, as long as the following conditions are met:

•	When the Bank merges, amalgamates, consolidates or otherwise is combined with another entity, or sells or leases substantially all of its assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, the Bank’s obligations under the Indenture and the Notes.
•	The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under the Indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving the Bank default notice or the Bank’s default having to exist for a specified period of time were disregarded.

     If the conditions described above are satisfied, the Bank will not need to obtain the consent of the holders of the Notes in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of its assets.

     The Bank will not need to satisfy the conditions described above if it enters into other types of transactions, including:

•	any transaction in which the Bank acquires the stock or assets of another entity but in which the Bank does not merge, amalgamate, consolidate or otherwise combine;
•	any transaction that involves a change of control but in which the Bank does not merge, amalgamate, consolidate or otherwise combine; and
•	any transaction in which the Bank sells less than substantially all of its assets.

     It is possible that this type of transaction may result in a reduction in the Bank’s credit rating, may reduce its operating results or may impair its financial condition. Holders of Notes, however, will have no approval right with respect to any transaction of this type.

Events of Default

     The Indenture will provide that an event of default in respect of the Notes will occur only if the Bank becomes bankrupt or insolvent or becomes subject to the provisions of the Winding-up and Restructuring Act (Canada), the Bank goes into liquidation, either voluntary or under court order, resolves to wind-up, liquidate or dissolve, is ordered wound-up or otherwise acknowledges its insolvency.

     Remedies If an Event of Default Occurs. If an event of default occurs, the Trustees will have special duties. In that situation, the Trustees will be obligated to use those of their rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, and a Trigger Event has not occurred, the trustees or the holders of not less than 25% in principal amount of the outstanding Notes may declare the entire principal amount of and interest on all of the Notes to be due and payable immediately. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the Trustees must take the aforementioned action or the holders of the Notes must direct the Trustees to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the Notes. If any provisions of the Bank Act or any rules, regulations, orders or guidelines passed pursuant thereto or in connection therewith or guidelines issued by the Superintendent in relation thereto limit the payment of such unpaid principal and interest before a specified time, the obligation of the Bank to make such payment will be subject to such limitation.

     Except in cases of default in which the Trustees have the special duties described above, the Trustees are not required to take any action under the Indenture at the request of any holders of Notes unless the holders offer the Trustees reasonable protection from expenses and liability called an indemnity reasonably satisfactory to the Trustees. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustees. These majority holders may also direct the Trustees in performing any other action under the Indenture.

     Before you bypass the Trustees and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes the following must occur:

•	the holder of the Note must give the Trustees written notice that an event of default has occurred and remains uncured;
•	the holders of not less than 25% in principal amount of all outstanding Notes must make a written request that the Trustees take action because of such event of default;
•	such holder or holders must offer reasonable indemnity acceptable to the Trustees against the cost and other liabilities of taking that action;
•	the Trustees must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and
•	the Trustees have not received any direction from a majority in principal amount of all outstanding Notes that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after its due date.

     There will be no right of acceleration in the case of a default in the payment of interest on the Notes or in the case of a default in the performance of any covenant of the Bank in the Indenture, although a legal action could be brought to enforce such payment or covenant.

Modification and Waiver of the Notes

     There are three types of changes the Bank can make to the Indenture and Notes. However, any deletion, addition or variation of the terms and conditions of the Notes which might affect the classification afforded the Notes under the capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder will require the prior written approval of the Superintendent.

     Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the Indenture or the Notes without the consent of each holder of the Notes. Following is a list of those types of changes:

•	change the stated maturity of the principal of, or any installment of interest on the Notes, or reduce the principal amount thereof or the rate of interest thereon;
•	change the coin or currency in which the Notes or interest thereon is payable;
•	impair a holder’s right to sue for payment;
•	reduce the percentage of holders of Notes whose consent is needed to modify or amend the Indenture;
•	reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;
•	modify the subordination provisions of the Indenture in a manner adverse to holders of Notes; or
•	modify any other aspect of the provisions dealing with modification and waiver of the Indenture.

     Changes Requiring a Majority Consent. The second type of change to the Indenture and the Notes is the kind that requires the consent of holders of Notes owning not less than a majority of the principal amount of the Notes. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the Notes. The Bank may also obtain a waiver of a past default from the holders of Notes owning a majority of the principal amount of the Notes. However, the Bank cannot obtain a waiver of any aspect of the Indenture or the Notes listed in the first category described above under “—Changes Requiring Consent of All Holders” unless the Bank obtains the individual consent of each holder to the waiver.

     Changes Not Requiring Consent. The third type of change to the Indenture and the Notes does not require the consent by holders of Notes. This type is limited to certain changes that would not adversely affect in any material respect the interests of the holders of the Notes. Following is a list of those types of changes:

•	to evidence the succession of another person to the Bank and the assumption by any such successor of the Notes;
•	to add to the covenants of the Bank for the benefit of the holders of Notes;
•	to add any additional events of default for the benefit of the holders of Notes;
•	to facilitate the issuance of Notes in bearer form;
•	to secure the Notes;
•	to provide for the issuance of additional Notes;
•	to evidence the appointment of a successor trustee;
•	to comply with the provisions of the depositary or the Trustees relating to transfers and exchanges of Notes or beneficial interests in Notes; or
•	to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the holders of Notes in any material respect.

     Further Details Concerning Voting. Notes will not be considered outstanding, and therefore not eligible to vote or take other action under the Indenture, if the Bank has given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those Notes. Notes will also not be considered outstanding, and therefore not eligible to vote or take other action under the Indenture, if the Bank or one of its affiliates is the beneficial owner of the Notes.

     The Bank will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Notes that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustees will be entitled to set a record date for action by holders. If the Trustees or the Bank sets a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are holders of outstanding Notes on the record date.

     Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if the Bank seeks to change the Indenture or the Notes or requests a waiver.

Further Issues

     Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of subordinated indebtedness we may issue. We may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further Notes ranking pari passu with the Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes) and so that such further Notes may be consolidated and form a single series with the Notes and have the same terms as to status or otherwise as the Notes.

Governing Law

     The Notes and the Indenture will be governed by the laws of the State of New York, except that the provisions relating to an NVCC Automatic Conversion and the subordination provisions in the Indenture will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

COMPARATIVE PER SHARE MARKET PRICE

     The Bank’s common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the trading symbol “BNS”.

     The table below sets forth, for the periods indicated, the per share high and low closing sales prices for the Bank’s common shares as reported on the NYSE and the TSX. TSX closing prices of the Bank’s common shares are presented in Canadian dollars, and the NYSE closing prices of the Bank’s common shares are presented in U.S. dollars.

	BNS shares TSX (in Canadian dollars)		BNS shares NYSE (in U.S. dollars)
	High	Low	High	Low
Annual information for the past fiscal years
ending October 31,
2011	60.99	49.23	61.91	47.48
2012	57.05	47.89	57.32	45.90
2013	63.54	52.80	60.77	52.50
2014	74.35	60.24	68.33	54.36
2015	70.85	55.88	62.49	42.20
Quarterly information for the past two fiscal
years and subsequent quarters:
2014, quarter ended
January 31	66.45	61.10	63.34	54.84
April 30	66.60	60.24	60.78	54.36
July 31	74.35	66.44	68.33	60.73
October 31	74.19	65.80	67.66	58.50
2015, quarter ended
January 31	70.85	61.06	62.49	48.04
April 30	67.37	62.05	56.03	49.13
July 31	67.13	61.07	55.52	46.86
October 31	63.81	55.88	48.48	42.20
Monthly information for the most recent
six months
June 2015	66.73	64.36	54.07	51.63
July 2015	64.93	61.07	51.71	46.86
August 2015	63.81	55.88	48.48	42.20
September 2015	59.50	57.24	45.12	42.83
October 2015	63.04	57.22	47.87	43.48
November 2015	61.91	59.00	47.45	44.30
December (through December 8) 2015	60.83	57.46	45.51	42.29

     On December 8, 2015, the last reported sale price of the Common Shares was US$42.29 on the NYSE and $57.46 on the TSX.

     Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of the Bank’s common shares traded on the TSX and the Bank’s common shares traded on the NYSE. See “Exchange Rate Information.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     Prospective investors should refer to the section “United States Taxation” in the accompanying Prospectus for a discussion of the material United States federal income tax consequences to a United States holder (as defined therein).

     This section provides information that supplements the statements under “United States Taxation” in the accompanying Prospectus. If the information in this Prospectus Supplement differs from the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

     There is no authority that addresses the United States federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that provides for an NVCC Automatic Conversion upon the occurrence of a Trigger Event. While the Notes should likely be treated as equity for United States federal income tax purposes, the IRS could assert an alternative tax treatment of the Notes for United States federal income tax purposes. There can be no assurance that any alternative tax treatment, if successfully asserted by the IRS would not have adverse United States federal income tax consequences to a United States holder of the Notes. However, treatment of the Notes as debt for United States federal income tax purposes should not result in inclusions of income with respect to the Notes that are materially different than the United States federal income tax consequences if the Notes are treated as equity for United States federal income tax purposes.

     If the Notes are characterized as equity for United States federal income tax purposes, the United States federal income tax consequences to a United States holder of the Notes would be as described in “United States Taxation — Tax consequences to holders of our shares” in the accompanying Prospectus. However, it is unclear whether interest payments on the Notes that are treated as dividends for United States federal income tax purposes will be treated as “qualified dividend income” for United States federal income tax purposes. See “United States Taxation — Tax consequences to holders of our shares — Taxation of Dividends” in the accompanying Prospectus for additional information regarding treatment of dividends as “qualified dividend income.”

     The conversion of the Notes into Common Shares upon the occurrence of a Trigger Event should be treated as a recapitalization for United States federal income tax purposes. As a result, upon such conversion, a United States holder should not recognize any gain or loss, the tax basis in the Common Shares received should be equal to the tax basis in the Notes that were converted and the holding period of the Common Shares received should include the holding period of the Notes that were converted.

     If the Notes are characterized as debt for United States federal income tax purposes, the United States federal income tax consequences to a United States holder of the Notes would be as described in “United States Taxation — Tax consequences to holders of our debt securities” in the accompanying Prospectus.

     United States holders are urged to consult their tax advisors regarding the characterization of the Notes as debt or equity for United States federal income tax purposes.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires, as beneficial owner, Notes, including entitlements to all payments thereunder, pursuant to this offering and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Act”) is not, and is not deemed to be, resident in Canada, deals at arm’s length with the Bank and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the Notes, does not use or hold the Notes in a business carried on in Canada, is not a “specified shareholder” and is not a person who does not deal at arm’s length with a “specified shareholder” (as defined for purposes of subsection 18(5) of the Act) of the Bank and does not receive any payment of interest on the Notes in respect of a debt or other obligation to pay an amount to a person with whom the Bank does not deal at arm’s length (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

     This summary is based upon the current provisions of the Act and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Act publicly announced by or on behalf of the Minister of Finance prior to the date hereof (the “Proposals”) and assumes that all Proposals will be enacted in the form proposed. However, no assurance can be given that the Proposals will be enacted as proposed or at all. This summary does not otherwise take into account any changes in law or in administrative practices or assessing policies, whether by legislative, administrative or judicial action, nor does it take into account any provincial, territorial or foreign income tax considerations, which may differ from those discussed herein.

     This summary is of a general nature only and is not intended to be legal or tax advice to any particular purchaser. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of Notes should consult their own tax advisors with respect to their particular circumstances.

     No Canadian withholding tax will apply to interest, principal or premium paid or credited to a Non-Resident Holder by the Bank or to proceeds received by a Non-Resident Holder on the disposition of a Note, including on a redemption, payment on maturity, NVCC Automatic Conversion or purchase for cancellation.

     No other tax on income or gains will be payable by a Non-Resident Holder on interest, principal or premium, or on proceeds received by a holder on the disposition of a Note, including on a redemption, payment on maturity, NVCC Automatic Conversion or purchase for cancellation.

UNDERWRITING (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this Prospectus Supplement (the “underwriting agreement”), the underwriters listed in the table below, for whom Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. and UBS Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of the Notes set forth opposite each underwriter’s name below.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	US$	262,500,000
Goldman, Sachs & Co.	262,500,000
J.P. Morgan Securities LLC	200,000,000
Scotia Capital (USA) Inc.	200,000,000
UBS Securities LLC	200,000,000
Barclays Capital Inc.	25,000,000
Deutsche Bank Securities Inc.	25,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	25,000,000
Morgan Stanley & Co. LLC	25,000,000
Wells Fargo Securities, LLC	25,000,000
Total	US$	1,250,000,000

     The Notes are being offered by the underwriters subject to approval of legal matters by counsel for the underwriters and other conditions. The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated.

     The underwriters propose initially to offer the Notes to the public at the public offering price on the cover page of this Prospectus Supplement and may offer the Notes to dealers at that price less a concession not in excess of 0.250% of the principal amount per Note. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.150% of the principal amount of the Notes to other dealers. After the initial public offering of the Notes, the underwriters may change the public offering price and discount to broker-dealers.

     The expenses of the offering, not including the underwriting commissions, are estimated to be US$500,000 and are payable by the Bank.

     The Notes are a new issue of securities with no established trading market. The underwriters intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. If a trading market develops, no assurance can be given as to how liquid that trading market for the Notes will be.

     The Bank has agreed to indemnify each of the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

     In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the Notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

     In the ordinary course of business, the underwriters and their affiliates have provided financial advisory, investment banking and general financing and banking services for the Bank for customary fees. The underwriters and/or their affiliates may provide such services to the Bank in the future.

     We expect that delivery of the Notes will be made against payment therefor on or about the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade their Notes on the date of pricing or the next succeeding business day should consult their own advisor.

     We will use this Prospectus Supplement in the initial sale of the Notes. In addition, Scotia Capital (USA) Inc. may use this Prospectus Supplement in market-making transactions in any Notes after their initial sale. Unless the underwriters or we inform you otherwise in the confirmation of sale, this Prospectus Supplement is being used in a market-making transaction.

     The Bank does not expect to receive any proceeds from market-making transactions. The Bank does not expect that Scotia Capital (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to the Bank. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless the Bank or an agent informs you in your confirmation of sale that your Notes are being purchased in its original offering and sale, you may assume that you are purchasing your Notes in a market-making transaction. In this Prospectus Supplement, the term “this offering” means the initial offering of Notes made in connection with their original issuance. This term does not refer to any subsequent resales of Notes in market-making transactions.

     This Prospectus Supplement also relates to the offering and sale of our Common Shares issuable upon conversion of the Notes. The Bank intends to apply to list such Common Shares on the TSX and the NYSE in accordance with their respective rules and requirements.

Conflicts of Interest

     Because Scotia Capital (USA) Inc. is an affiliate of the Bank and is participating in the distribution of the Notes in this offering as an underwriter, Scotia Capital (USA) Inc. has a “conflict of interest” as defined in FINRA Rule 5121. Consequently, this offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of a class of securities rated Baa or better by Moody’s rating service or BBB or better by Standard & Poor’s rating service or rated in a comparable category by another rating service acceptable to FINRA. Scotia Capital (USA) Inc. is not permitted to sell Notes in this offering to accounts over which discretionary control is exercised without the prior specific written authority of the accountholder.

     Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

     In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offering Restrictions

     With the exception of sales from Scotia Capital (USA) Inc. to Scotia Capital Inc., each underwriter has represented and agreed that it has not offered or sold, directly or indirectly, and that it will not, directly or indirectly, offer, sell or deliver, any of the Notes in or from Canada or to any resident of Canada without the consent of the Bank. Each underwriter has also agreed that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to the Notes that may be entered into by such underwriter.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this Prospectus Supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State (a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter nominated by the Bank for any such offer; or (c) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that that no such offer of Notes referred to in (a) to (c) above shall require the Bank or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. Each purchaser of Notes described in this Prospectus Supplement located within a Relevant Member State will be deemed to have represented, acknowledged and agreed with each underwriter and the Bank that it is a “qualified investor” within the meaning of Article 2(1)(E) of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

     This Prospectus Supplement and the accompanying Prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (and amendments thereto) and Section 86(7) of the Financial Services and Markets Act 2000 (United Kingdom), as amended (the “FSMA”) that are also (i) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the “Order”), (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Notes may otherwise be lawfully communicated or caused to be communicated (each such person being referred to as a “Relevant Person”). The Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Notes will be engaged only with, Relevant Persons. This Prospectus Supplement and the accompanying Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant

Person should not act or rely on this document or any of its contents. The Notes are not being offered or sold to any person in the United Kingdom, except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of the FSMA.

     Each underwriter has represented and agreed, and each further underwriter appointed will be required to represent and agree, that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

     The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

     The Notes offered in this Prospectus Supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”). The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

     This Prospectus Supplement and the accompanying Prospectus have not been registered as a Prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement, the accompanying Prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

     Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, Notes and units of shares and Notes of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA) or to a relevant person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Switzerland

     The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This Prospectus Supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Additionally, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Taiwan

     The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

LEGAL MATTERS

     The validity of the Notes offered hereby will be passed upon for us by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Shearman & Sterling LLP, Toronto, Ontario, as to matters of New York law. The underwriters have been represented by Morrison & Foerster LLP, New York, New York as to matters of New York law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     KPMG LLP, Chartered Professional Accountants, Toronto, Ontario, is the external auditor who prepared the Auditors’ Report to Shareholders with respect to the consolidated statements of financial position of the Bank as at October 31, 2015 and October 31, 2014 and the consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended October 31, 2015 and notes, comprising a summary of significant accounting policies and other explanatory information, and who prepared the Report of Independent Registered Public Accounting Firm on the Bank’s internal control over financial reporting as of October 31, 2015. These financial statements and management’s assessment of the effectiveness of the internal control over financial reporting as of October 31, 2015 have been so incorporated by reference in reliance on their reports given on their authority as experts in auditing and accounting. KPMG LLP is independent with respect to the Bank within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation. Further, KPMG LLP is an independent accountant with respect to the Bank under all relevant U.S. professional and regulatory standards.

Common Shares
Preferred Shares
Senior Debt Securities
Subordinated Debt Securities

     The Bank of Nova Scotia (the “Bank”) may from time to time offer and issue common shares, preferred shares, senior debt securities or subordinated debt securities.

     The securities offered hereby may be offered separately or together, in amounts, at prices and on terms to be set forth in an accompanying prospectus supplement. Information as to a particular offering that is omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. The Bank may sell the securities (or the U.S. dollar equivalent thereof if any of the securities are denominated in a currency or currency unit other than U.S. dollars) during the period that this prospectus, including any amendments thereto, remains valid. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement and may include, where applicable, the specific designation, aggregate principal amount, the currency or the currency unit for which the securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms.

     The securities may be sold through underwriters or dealers purchasing as principals, through agents designated by the Bank (such underwriters, dealers and agents are collectively referred to in this prospectus as “investment dealers” and individually as an “investment dealer”) or by the Bank directly pursuant to applicable statutory exemptions, from time to time. See “Plan of Distribution”. Each prospectus supplement will identify each investment dealer engaged in connection with the offering and sale of those securities to which the prospectus supplement relates, and will also set forth the terms of the offering of such securities, including the net proceeds to the Bank and, to the extent applicable, any fees payable to the investment dealers.

     The common shares of the Bank are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “BNS”.

     The head office of the Bank is located at 1709 Hollis Street, Halifax, Nova Scotia, B3J 3B7 and its executive offices are located at Scotia Plaza, 44 King Street West, Toronto, Ontario, M5H 1H1 and its telephone number is (416) 866-3672.

     You should read this prospectus and any applicable prospectus supplement carefully before you invest in any of the securities of the Bank.

     Investing in these securities involves certain risks. To read about certain factors you should consider before buying any of the securities, see the “Risk Factors” section on page 6 of this prospectus and in the most recent annual report on Form 40-F of the Bank, which is incorporated by reference herein, as well as any other reports on Form 6-K that are specifically incorporated by reference herein and, if any, in an applicable prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein or in any applicable prospectus supplement.

     The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors, and some or all of the underwriters or experts named in this prospectus, may be residents of Canada and that all or a substantial portion of the assets of the Bank and such persons may be located outside the United States.

     The securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

This prospectus is dated December 1, 2014.

ABOUT THIS PROSPECTUS

General

     This document is called a prospectus and is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement we will provide one or more supplements to this prospectus containing specific information about the terms of the securities being offered. Any such supplements, which we refer to in this prospectus as the “applicable prospectus supplements,” may include a discussion of any additional risk factors or other special considerations that apply to those securities and may also add to, update or change the information in this prospectus. The applicable prospectus supplements relating to each series of securities will be attached to the front of this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement. We urge you to read carefully both this prospectus and any applicable prospectus supplement accompanying this prospectus, together with the information incorporated herein and in any applicable prospectus supplement by reference under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

     When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the applicable prospectus supplements, including the information incorporated by reference. We have not authorized anyone to give any information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Therefore, if anyone does give you such different information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

     We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which may be our affiliates. If we, directly or through dealers or agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with the applicable dealers or agents, to reject, in whole or in part, any of those offers. An applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those persons and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

PRESENTATION OF FINANCIAL INFORMATION

     International Financial Reporting Standards (“IFRS”) replaced Canadian generally accepted accounting principles (“GAAP”) for publicly accountable enterprises beginning in 2011. For the Bank, IFRS became effective for interim and annual periods commencing November 1, 2011 (adoption date), and include the preparation and reporting of one year of comparative figures, including an opening balance sheet as of November 1, 2010 (transition date). For additional information regarding the Bank’s adoption of IFRS, see the sections entitled “First-time adoption of IFRS” and “Explanation of significant adjustments from Canadian GAAP to IFRS” in our Annual Report on Form 40-F for the fiscal year ended October 31, 2012.

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     Additionally, the Bank publishes its consolidated financial statements in Canadian dollars. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars, unless specified otherwise. References to “$,” “Cdn$” and “dollars” are to Canadian dollars, and references to “U.S.$” are to U.S. dollars.

     The tables below set forth the high and low daily noon buying rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for the periods listed below. On November 7, 2014, the noon buying rate was U.S.$0.8803 = $1.00. Our reference to the “noon buying rate” is the inverse of the rate in The City of New York for cable transfers in foreign currencies as announced by the U.S. Federal Reserve Bank of New York for customs purposes on a specified date.

Year Ended October 31,	High	Low	Average Rate(1)	At Period End
2010	1.0039	0.9278	0.9640	0.9815
2011	1.0583	0.9430	1.0134	1.0065
2012	1.0299	0.9536	0.9953	1.0004
2013	1.0164	0.9455	0.9806	0.9589
2014	0.9602	0.8858	0.9145	0.8869

Nine Months Ended July 31,	High	Low	Average Rate(1)	At Period End
2013	1.0164	0.9455	0.9862	0.9721
2014	0.9602	0.8888	0.9196	0.9183

Month of 2014	High	Low
August	0.9211	0.9106
September	0.9206	0.8922
October	0.8980	0.8858
November (through November 7th)	0.8834	0.8754

(1)	The average of the noon buying rates on the last business day of each full month during the relevant period.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     The Bank’s public communications often include oral or written forward-looking statements. Statements of this type are included in this document, and may be included in other filings with Canadian securities regulators or the SEC, or in other communications. All such statements are made pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements include, but are not limited to, statements made in this document, the Management’s Discussion and Analysis in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013 under the headings “Overview — Outlook”, for Group Financial Performance “Outlook”, for each business segment “Outlook” and in other statements regarding the Bank’s objectives, strategies to achieve those objectives, expected financial results (including those in the area of risk management), and the outlook for the Bank’s businesses and for the Canadian, United States and global economies. Such statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intent,” “estimate,” “plan,” “may increase,” “may fluctuate,” and similar expressions of future or conditional verbs, such as “will,” “should,” “would” and “could”.

     By their very nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not prove to be accurate. Do not unduly rely on forward-looking statements, as a number of important factors, many of which are beyond the Bank’s control, could cause actual results to differ materially from the estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: the economic and financial conditions in Canada and globally; fluctuations in interest rates and currency values; liquidity; significant market volatility and interruptions; the failure of third parties to comply with their obligations to the Bank and its affiliates; the effect of changes in monetary policy; legislative and regulatory developments in Canada and elsewhere, including changes in tax laws; the effect of changes to the Bank’s credit ratings; amendments to, and interpretations of, risk-based capital guidelines and reporting instructions and liquidity regulatory guidance; operational and reputational risks; the risk that the Bank’s risk management models may not take into account all relevant factors; the accuracy and completeness of information the Bank receives on customers and counterparties;

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the timely development and introduction of new products and services in receptive markets; the Bank’s ability to expand existing distribution channels and to develop and realize revenues from new distribution channels; the Bank’s ability to complete and integrate acquisitions and its other growth strategies; changes in accounting policies and methods the Bank uses to report its financial condition and financial performance, including uncertainties associated with critical accounting assumptions and estimates (see “Controls and Accounting Policies — Critical accounting estimates” in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013); the effect of applying future accounting changes (see “Controls and Accounting Policies — Future accounting developments” in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013); global capital markets activity; the Bank’s ability to attract and retain key executives; reliance on third parties to provide components of the Bank’s business infrastructure; unexpected changes in consumer spending and saving habits; technological developments; fraud by internal or external parties, including the use of new technologies in unprecedented ways to defraud the Bank or its customers; consolidation in the Canadian financial services sector; competition, both from new entrants and established competitors; judicial and regulatory proceedings; acts of God, such as earthquakes and hurricanes; the possible impact of international conflicts and other developments, including terrorist acts and war on terrorism; the effects of disease or illness on local, national or international economies; disruptions to public infrastructure, including transportation, communication, power and water; and the Bank’s anticipation of and success in managing the risks implied by the foregoing. A substantial amount of the Bank’s business involves making loans or otherwise committing resources to specific companies, industries or countries. Unforeseen events affecting such borrowers, industries or countries could have a material adverse effect on the Bank’s financial results, businesses, financial condition or liquidity. These and other factors may cause the Bank’s actual performance to differ materially from that contemplated by forward-looking statements. For more information, see the “Risk Management” section starting on page 60 of the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013. Material economic assumptions underlying the forward-looking statements are set out in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013 under the headings “Overview — Outlook”, as updated in subsequently filed quarterly reports to shareholders; and for each business segment “Outlook”. These “Outlook” sections are based on the Bank’s views and the actual outcome is uncertain. Readers should consider the above-noted factors when reviewing these sections.

     The preceding list of important factors is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Bank and its securities, investors and others should carefully consider the preceding factors, other uncertainties and potential events. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf.

WHERE YOU CAN FIND MORE INFORMATION

     In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Bank is subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Bank is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Bank’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Bank’s reports and other information filed with or furnished to the SEC since November 2000 are available, and reports and other information filed or furnished in the future with or to the SEC will be available, from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym “EDGAR,” as well as from commercial document retrieval services. Any document the Bank files with or furnishes to the SEC may be inspected and, by paying a fee, copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Prospective investors may call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The Bank’s common shares are listed on the New York Stock Exchange.

     The Bank has filed with the SEC, under the Securities Act, a registration statement on Form F-3 with respect to the securities and of which this prospectus forms a part. This prospectus does not contain all of the information that is set forth in the registration statement, certain parts of which are omitted in accordance with the rules and

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regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to an exhibit, if applicable, for a more complete description of the matter, each such statement being qualified in its entirety by such reference. For further information with respect to the Bank and the securities, reference is made to the registration statement and the exhibits thereto, which are publicly available as described in the preceding paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

     We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) Exchange Act until the termination of the offering of the securities under this prospectus:

•	Registration Statement on Form 40-F filed on May 3, 2002;
•	Report on Form 6-K filed on April 21, 2011;
•	Annual Report on Form 40-F for the fiscal year ended October 31, 2013, filed on December 6, 2013;
•	Reports on Form 6-K filed on December 6, 2013 (six filings) (Acc-nos: 0001193125-13-465383, 0001193125-13-465154, 0001193125-13-465140, 0001193125-13-465122, 0001102624-13-001474, and 0001102624-13-001473);
•	Reports on Form 6-K filed on March 4, 2014 (five filings) (Acc-nos: 0001193125-14-082403, 0001193125-14-082325, 0001193125-14-082301, 0001102624-14-000314, and 0001102624-14-000312);
•	Report on Form 6-K filed on March 6, 2014;
•	Report on Form 6-K filed on March 31, 2014;
•	Report on Form 6-K filed on April 8, 2014;
•	Report on Form 6-K filed on April 15, 2014;
•	Report on Form 6-K filed on May 15, 2014;
•	Reports on Form 6-K filed on May 27, 2014 (six filings) (Acc-nos: 0001193125-14-212696, 0001193125-14-212584, 0001193125-14-212548, 0001102624-14-000872, 0001102624-14-000870, and 0001193125-14-212049);
•	Report on Form 6-K filed on May 29, 2014;
•	Report on Form 6-K filed on June 17, 2014;
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•	Report on Form 6-K filed on July 9, 2014;
•	Report on Form 6-K filed on July 23, 2014;
•	Report on Form 6-K filed on August 8, 2014;
•	Report on Form 6-K filed on August 20, 2014;
•	Reports on Form 6-K filed on August 26, 2014 (five filings) (Acc-nos: 0001193125-14-321521, 0001193125-14-321339, 0001193125-14-321323, 0001102624-14-001398, and 0001102624-14-001396);
•	Report on Form 6-K filed on September 5, 2014;
•	Report on Form 6-K filed on September 8, 2014;
•	Report on Form 6-K filed on October 1, 2014; and
•	Report on Form 6-K filed on November 4, 2014.

     All subsequent annual reports we file on Form 40-F pursuant to the Exchange Act, prior to the termination of the applicable offering, shall be deemed to be incorporated by reference into this prospectus for purposes of said offering.

     We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

The Bank of Nova Scotia
Scotia Plaza
44 King Street West
Toronto, Ontario
Canada M5H 1H1
Attention: Secretary
Telephone: (416) 866-3672

RISK FACTORS

     Investment in these securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks set out herein and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013 and Report to Shareholders for its Third Quarter 2014 Results filed as a Current Report on Form 6-K filed on August 26, 2014 (Film No. 141064621), which are incorporated herein by reference, including credit risk, market risk, liquidity risk, operational risk, reputational risk and environmental risk, those summarized under “Caution Regarding Forward-Looking Statements” above, as well as the following.

Enforceability of U.S. Civil Liability Claims

     The Bank is incorporated under the federal laws of Canada under the Bank Act (Canada) (the “Bank Act”). Substantially all of our directors and executive officers, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against us or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated

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upon such securities laws. Based on the foregoing, it may not be possible for U.S. investors to enforce against us any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Foreign Accounts Tax Compliance Act Withholding

     Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, or similar law implementing an intergovernmental approach thereto (“FATCA”) may affect payments on the securities. See “United States Taxation — Foreign Accounts Tax Compliance Act Withholding” for a discussion of the effects of FATCA on the ownership of the securities.

THE BANK OF NOVA SCOTIA

     The Bank is a Canadian chartered bank under the Bank Act. The Bank Act is the charter of the Bank and governs its operations.

     The Bank is a leading financial services provider in over 55 countries and Canada’s most international bank. Through its team of more than 86,000 employees, the Bank and its affiliates offer a broad range of products and services, including personal, commercial, wealth management, corporate and investment banking to over 21 million customers.

     A list of the principal subsidiaries directly or indirectly owned or controlled by the Bank as at October 31, 2013 is incorporated by reference from the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2013.

Certain Matters Relating to the Bank’s Board of Directors

     Under the Bank Act, the Bank’s board of directors must have at least seven members and the Bank’s board of directors may establish by by-law a minimum and maximum number of directors. Under the Bank’s by-laws, the minimum number of directors is the minimum required by the Bank Act and the maximum number of directors is 35. The Bank’s by-laws also provide that the number of directors to be elected at any annual meeting of shareholders of the Bank will be fixed by the board of directors before the meeting. The Bank currently has 15 directors. The Bank Act requires that no more than two-thirds of the directors may be affiliated with the Bank, and no more than 15% of the directors may be employees of the Bank or a subsidiary of the Bank, except that up to four employees may be directors if they constitute not more than 50% of the directors. Under the Bank Act, a majority of the directors of the Bank must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors or a committee of directors at which a majority of the directors present are not resident Canadians. Subject to the Bank Act a quorum for the transaction of business at any meeting of the board of directors consists of 5 directors. The Bank Act also requires the directors of a bank to appoint from their members a chief executive officer who must ordinarily be resident in Canada.

     Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. Directors who were elected on or before April 1, 2011 (“existing directors”) must retire at the earlier of 10 years from April 1, 2011 or age 70, provided that if an existing director has not served a 10 year term at the time of achieving age 70, their term will be extended for additional years in order to complete a minimum 10 year term. For directors elected after April 1, 2011, retirement is the earlier of age 70 or a 15 year term, provided that if a director has not served a 10 year term at the time of achieving age 70, their term will be extended for additional years in order to complete a minimum 10 year term.

Conflicts of Interest

     The Bank Act contains detailed provisions with regard to a director’s power to vote on a material contract or material transaction in which the director is interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the contract or transaction giving rise to the conflict of interest is being considered, and voting with respect to the

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contract or transaction giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “— Borrowing Powers”.

Compensation

     The by-laws of the Bank have provisions with regard to remuneration of directors. The board of directors may, from time to time, by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may determine by resolution. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board.

     Directors are required to hold common shares and/or directors’ deferred stock units (“DDSU”) with a value of not less than $500,000. The redemption value of a DDSU is equal to the market value of a common share at the time of redemption. The value of DDSUs is tied to the future value of the common shares. However, DDSUs do not entitle the holder to voting or other shareholder rights.

Borrowing Powers

     The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank.

CONSOLIDATED CAPITALIZATION OF THE BANK

     The following table sets forth the consolidated capitalization of the Bank at July 31, 2014:

As at July 31, 2014 (In millions of Canadian Dollars)
Subordinated Debentures	4,873
Equity
Common Equity
Common Shares	15,141
Retained Earnings	28,217
Accumulated Other Comprehensive Income	700
Other Reserves	178
Total Common Equity	44,236
Preferred Shares	2,934
Total Equity Attributable to Equity Holders of the Bank	47,170
Non-controlling Interests
Non-controlling Interests in Subsidiaries	1,276
Total Equity	48,446
Total Capitalization	53,319

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The following table sets forth the consolidated capitalization of the Bank at October 31, 2013:

As at
October 31, 2013
(In millions of
Canadian dollars)
Subordinated Debentures	5,841
Capital Instruments	650
Equity
Common Equity
Common Shares	14,516
Retained Earnings	25,315
Accumulated Other Comprehensive Income	545
Other Reserves	193
Total Common Equity	40,569
Preferred Shares	4,084
Total Equity Attributable to Equity Holders of the Bank	44,653
Non-controlling Interests
Non-controlling Interests in Subsidiaries	1,155
Capital Instrument Equity Holders	743
Total Non-controlling Interests	1,898
Total Equity	46,551
Total Capitalization	53,042

CONSOLIDATED EARNINGS RATIOS

     The following table provides the Bank’s consolidated ratios of earnings to fixed charges, calculated in accordance with Canadian GAAP for each of the years in the two year period ended October 31, 2010 and in accordance with IFRS for the nine month period ended July 31, 2014 and each of the years in the three year period ended October 31, 2013.

	Nine Months
	Ended July 31,	Years Ended October 31,
	2014(1)	2013(1)(3)	2012(1)(3)	2011(1)	2010(2)	2009(2)
Consolidated Ratios of Earnings to
Fixed Charges
Excluding interest on deposits	8.75	7.42	7.43	5.73	4.70	3.00
Including interest on deposits	2.29	2.01	2.03	1.91	1.70	1.44
Consolidated Ratios of Earnings to
Combined Fixed Charges and
Preferred Dividends
Excluding interest on deposits	7.46	6.03	6.02	4.76	3.99	2.72
Including interest on deposits	2.23	1.94	1.96	1.84	1.64	1.41

(1)	Calculated in accordance with IFRS.
(2)	Calculated in accordance with Canadian GAAP.
(3)	Prior period amounts are retrospectively adjusted to reflect the adoption of new IFRS standards (IFRS 10 and IAS 19).

     For purposes of computing these ratios:

•	earnings represent income from continuing operations plus income taxes and fixed charges (excluding capitalized interest);
•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), estimated interest within rent, and amortization of debt issuance costs; and
•	fixed charges, including interest on deposits, represent all interest.
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COMPARATIVE PER SHARE MARKET PRICE

     The Bank’s common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the trading symbol “BNS”.

     The table below sets forth, for the periods indicated, the per share high and low closing sales prices for the Bank’s common shares as reported on the NYSE and the TSX. TSX closing prices of the Bank’s common shares are presented in Canadian dollars, and the NYSE closing prices of the Bank’s common shares are presented in U.S. dollars.

	BNS shares TSX		BNS shares NYSE
	(in C$)		(in U.S.$)
	High	Low	High	Low
Annual information for the past fiscal years
2010	55.52	44.60	54.45	41.84
2011	60.99	49.23	61.91	47.48
2012	57.05	47.89	57.32	45.90
2013	63.54	52.80	60.77	52.50
2014	74.35	60.24	68.33	54.36
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
January 31	58.95	52.80	58.87	52.72
April 30	61.43	56.61	59.65	55.20
July 31	59.74	55.41	59.21	52.50
October 31	63.54	57.67	60.77	55.06
2014, quarter ended
January 31	66.45	61.10	63.34	54.84
April 30	66.60	60.24	60.78	54.36
July 31	74.35	66.44	68.33	60.73
October 31	74.19	65.80	67.66	58.50
Monthly information for the most recent six months
May 2014	69.63	66.44	64.20	60.73
June 2014	71.43	69.77	67.36	64.00
July 2014	74.35	71.34	68.33	66.97
August 2014	74.19	71.55	67.66	65.22
September 2014	73.13	68.91	66.65	61.85
October 2014	69.65	65.80	62.32	58.50

     Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of the Bank’s common shares traded on the TSX and the Bank’s common shares traded on the NYSE.

USE OF PROCEEDS

     Unless otherwise specified in an applicable prospectus supplement, the net proceeds to the Bank from the sale of securities will be added to the general funds of the Bank and utilized for general banking purposes. The application of the proceeds will depend upon the funding requirements of the Bank at the time.

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DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

     Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s amended and restated by-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s amended and restated by-laws and the actual terms and conditions of such shares.

Capital Stock

     The authorized capital of the Bank consists of an unlimited number of common shares, without nominal or par value, and an unlimited number of preferred shares, without nominal or par value, issuable in series, in each case the aggregate consideration for which is also unlimited.

Common Shares

     Voting. Holders of the Bank’s common shares are entitled to vote at all meetings of the Shareholders of the Bank, except meetings at which only the holders of preferred shares of the Bank are entitled to vote. Holders of common shares are entitled to one vote per share on all matters to be voted on by holders of common shares. Unless otherwise required by the Bank Act, any matter to be voted on by holders of common shares shall be decided by a majority of the votes cast on the matter.

     Liquidation Rights. Upon the liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, the holders of common shares are entitled to receive the remaining property of the Bank available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred shares.

     Preemptive, Subscription, Redemption and Conversion Rights. Holders of common shares, as such, have no preemptive, subscription, redemption or conversion rights.

     Dividends. Holders of common shares are entitled to receive dividends as and when declared by the board of directors of the Bank, subject to the preference of the holders of the preferred shares of the Bank. The Bank’s dividends have historically been declared on a quarterly basis in Canadian dollars. As a matter of practice, at the request of a shareholder to the transfer agent or broker, the Bank will pay dividends to a U.S. holder of common shares, if and when a dividend is declared, in U.S. dollars. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by the Bank and other factors deemed relevant by the board of directors.

Preferred Shares

     This section describes the general terms and provisions of our preferred shares. The applicable prospectus supplement will describe the specific terms of the preferred shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preferred shares.

     General. The board of directors is authorized, subject to the provisions of the Bank Act, without shareholder approval, to divide any unissued preferred shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions of each such series, and to change the rights, privileges, restrictions and conditions attached to unissued preferred shares of any series.

     Priority. The preferred shares, as a class, are entitled to preference over common shares and over any other shares ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, or any other distribution of the assets among shareholders for the purpose of winding-up the affairs of the Bank. The preferred shares of each series rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Bank, or any other distribution of the assets among shareholders for the purpose of winding-up the affairs of the Bank.

     Restriction. Under the terms of the Bank Act, the approval of the holders of the preferred shares is required for the creation of any class of shares ranking prior to or on a parity with the preferred shares.

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     Voting. Except as required under the Bank Act or in the rights, privileges, restrictions or conditions attached to any series before the issue thereof, the holders of preferred shares are not entitled to receive notice, to attend or to vote at any meeting of the shareholders of the Bank. Any approval to be given by the holders of preferred shares may be given by a resolution carried by the affirmative vote of not less than 66 2/3% of the votes cast at a meeting of holders of preferred shares at which a majority of the outstanding preferred shares is represented or, if no quorum is present at such meeting, at any adjourned meeting at which no quorum requirements would apply.

Limitations Affecting Holders of Common and Preferred Shares

Restraints on Bank Shares Under the Bank Act

     In accordance with the Bank Act, no person or group of associated persons may own more than 10% of any class of shares of the Bank without the approval of the Minister of Finance (Canada) (the “Minister”). No person may be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank if: (a) the aggregate number of shares of any class of voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 20% of that class of voting shares; or (b) the aggregate number of shares of any class of non-voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 30% of that class of non-voting shares. Ownership of the Bank’s shares by Canadian or foreign governments is prohibited under the Bank Act. However, in 2009 certain amendments were made to the Bank Act that would permit the Canadian federal government to acquire shares of a bank, including the Bank, if the Minister and Governor in Council were to conclude that to do so was necessary to promote stability in the financial system. While the government holds any shares of a bank, including the Bank, the Minister may impose certain terms and conditions, including conditions on the payment by the Bank of dividends on any of its shares.

     The Minister may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of a class of voting shares of the Bank, provided, in each case, that the person acquiring those shares does not have direct or indirect influence over the Bank that, if exercised, would result in that person having control in fact of the Bank. No person may have a “significant interest” in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister. In addition, the Bank is not permitted to record any transfer or issue of any shares of the Bank if the transfer or issue would cause the person to have a significant interest in a class of shares, unless the prior approval of the Minister is obtained. No person who has a significant interest in the Bank may exercise any voting rights attached to the shares held by that person, unless the prior approval of the Minister for the acquisition of the significant interest is obtained. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. If a person contravenes any of these restrictions, the Minister may, by order, direct that person to dispose of all or any portion of those shares. Holders of securities of the Bank may be required to furnish declarations relating to ownership in a form prescribed by the Bank.

Bank Act and Government Restrictions and Approvals

     Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including its common shares, unless the consent of the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration and payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI. The Bank is prohibited from declaring dividends on its preferred or common shares when it would be, as a result of paying such a dividend, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI.

     The government of Canada placed a moratorium on mergers among Canada’s largest financial institutions in 2003, including the Bank and its peers, pending a further review of Canada’s bank merger policy. A review of the government’s bank merger policy is not currently a priority and as a result, it is unlikely that the Minister would grant an approval for a merger between any large Canadian financial institutions at this time.

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     The restrictions contained in the Bank Act and the Canadian government’s policies may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders.

Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital

     Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the Bank’s by-laws, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

Meetings of the Shareholders

Quorum

     The Bank Act permits a bank to establish by by-law the quorum requirement for meetings of shareholders. The Bank’s by-laws provide that a quorum at any meeting of shareholders will be any shareholders present in person or represented by proxy of at least 10% of the outstanding shares of the Bank entitled to vote at the meeting.

Annual Meetings; Shareholder Proposals

     The Bank is required to hold an annual meeting of shareholders not later than six months after the end of each financial year on such day and at such time as its directors shall determine.

     Proposals by shareholders of a bank may be made by certain registered or beneficial holders of shares that are entitled to vote at an annual meeting of shareholders. To be eligible to submit any shareholder proposal, a shareholder must satisfy certain eligibility criteria set forth in the Bank Act. Under the Bank Act, shareholder proposals may only be submitted at annual meetings of shareholders. A shareholder eligible to submit a proposal and entitled to vote at an annual meeting of shareholders may submit to the Bank notice of any matter that the shareholder proposes to raise at the meeting provided that, among other things, the proposal is submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the Bank’s previous annual meeting of shareholders.

     If the Bank solicits proxies for such annual meeting, it is required to set out in the management proxy a proposal submitted by a shareholder for consideration at such meeting. If so requested by a shareholder who submits a proposal to the Bank, the Bank is required to include in the management proxy circular, or attach thereto, a statement by the shareholder in support of the proposal and the name and address of the shareholder. The proposal and the statement together are not to exceed 500 words. Under the Bank Act, a proposal may include nominations for the election of directors if it is signed by one or more holders of shares representing in the aggregate not less than 5% of the issued and outstanding shares of the Bank or 5% of the issued and outstanding shares of a class of shares of the Bank entitled to vote at the meeting at which the proposal is to be presented.

     The Bank is not required to comply with the obligations to include the proposal, or a statement of the shareholder submitting a proposal, in its management proxy circular, if

•	the proposal is not submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;
•	it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the Bank or its directors, officers or security holders;
•	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the Bank;
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•	the person submitting the proposal failed within the prescribed period before the Bank receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;
•	substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders of the Bank held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or
•	the rights to submit a proposal as described above are being abused to secure publicity.

     If the Bank refuses to include a proposal in a management proxy circular, it is obligated to notify the shareholder in writing of such refusal and its reasons for such refusal. The shareholder may apply to a court if such shareholder claims it has been aggrieved by such refusal, and the court may restrain the holding of the meeting at which the proposal is sought to be presented and may make such further order it thinks fit. In addition, if the Bank claims to be aggrieved by the proposal, it may apply to a court for an order permitting the Bank to omit the proposal from the management proxy circular.

Special Meetings

     Under the Bank Act, special meetings of shareholders may be called at any time by the board of directors. In addition, subject to certain provisions of the Bank Act, the holders of not less than 5% of the issued and outstanding shares of the Bank that carry the right to vote at a meeting may requisition that the directors call a meeting of shareholders for the purpose stated in the requisition and may call the special meeting if the directors do not do so within 21 days after receiving the request.

Size of Board of Directors

     The Bank Act requires that the number of directors on the Bank’s board of directors be at least seven. All directors of the Bank are elected annually. The Bank Act also requires that at least a majority of the directors must be, at the time of each director’s election or appointment, resident Canadians.

Anti-Takeover Provisions and Ownership Provisions

     Rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, contain requirements in connection with “related party transactions”. A related party transaction means, among other things, any transaction in which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

     “Related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

     If a transaction is determined to be a related party transaction, Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with the related party transaction, including disclosure related to the valuation.

     Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

     In addition, under the Bank Act, a sale of all or substantially all of the Bank’s assets to another financial institution or an amalgamation must also be approved by the shareholders by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the special resolution, with each share carrying the right to vote whether or not it otherwise carries the right to vote. The holders of each class or series of shares which is affected differently by the sale from the shares of any other class or series are entitled to vote separately as a class or series. The Minister must also approve any such sale or amalgamation involving the Bank.

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     These restrictions, in addition to those imposed by the Bank Act relating to the purchase or other acquisition, issue, transfer and voting of shares of the Bank’s common shares may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders. See “— Limitations Affecting Holders of Common and Preferred Shares”.

Rights of Inspection

     Any person is entitled to a basic list of the Bank’s shareholders and may request the Bank to furnish such list within 10 days after receipt by the Bank of an affidavit, swearing that the list will not be used except in accordance with a permitted purpose, and payment of a reasonable fee. Further, shareholders and creditors of the Bank and their personal representatives may examine certain limited records of the Bank during its usual business hours and may take extracts therefrom, free of charge, or have copies made thereof on payment of a reasonable fee.

Transfer Agent and Registrar

     The registrar and transfer agent for the Bank’s common and preferred shares is Computershare Trust Company of Canada at the following addresses: Computershare Trust Company of Canada, 100 University Ave., 11th Floor, Toronto, Ontario, M5J 2Y1 and Computershare Trust Company N.A., 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

     References to “the Bank,” “us,” “we” or “our” in this section mean The Bank of Nova Scotia, and do not include the subsidiaries of The Bank of Nova Scotia. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustees maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

     The following description sets forth certain general terms and provisions of the debt securities. We will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt Securities May Be Senior or Subordinated

     We may issue debt securities which may be senior or subordinated in right of payment. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

     The senior debt securities will be issued under our senior debt indenture described below and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

     The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness.

     In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. In addition, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent

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that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

     Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

     When we refer to “debt securities” or “debt security” in this section, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

     The senior debt securities and the subordinated debt securities are each governed by an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. When we refer to the “indentures,” we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture,” we mean either the senior debt indenture or the subordinated debt indenture, as applicable. Each indenture is a contract between us, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee, which act as trustees. When we refer to the “trustees,” we mean both the U.S. trustee and the Canadian trustee, and when we refer to the “trustee,” we mean either the U.S. trustee or the Canadian trustee, as applicable. The indentures are subject to and governed by the U.S. Trust Indenture Act of 1939, as amended, and applicable Canadian trust indenture legislation. The indentures are substantially identical, except for the provisions relating to:

•	the events of default, which are more limited in the subordinated debt indenture; and
•	subordination, which are included only in the subordinated debt indenture.

     Reference to the indenture or the trustees, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustees under that indenture.

     The trustees have two main roles:

•	The trustees can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustees act on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs”.
•	The trustees perform administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

     The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except that the subordination provisions in the subordinated debt indenture and certain provisions relating to the status of the senior debt securities, which will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. A copy of each of the senior debt indenture and the subordinated debt indenture is an exhibit to the registration statement of which this prospectus forms a part. See “Available Information” above for information on how to obtain a copy.

General

     We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your applicable prospectus supplement at any time without your consent and without notifying you. In addition, we may issue additional debt securities of any series at any time without your consent and without notifying you. We may also issue other securities at any time without your

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consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indentures.

     This section summarizes the material terms of the debt securities that are common to all series, subject to any modifications contained in an applicable prospectus supplement. Most of the specific terms of your series will be described in the applicable prospectus supplements accompanying this prospectus. As you read this section, please remember that the specific terms of your debt security as described in the applicable prospectus supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplements and this prospectus, the information in the most recent applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your debt securities. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of debt securities, including definitions of certain terms used in the indentures and the applicable series of debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of debt securities for the most complete description of what we describe in summary form in this prospectus.

     We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. An applicable prospectus supplement relating to specific debt securities will also describe any special considerations and any material tax considerations applicable to such debt securities.

     When we refer to a series of debt securities, we mean a series issued under the indenture pursuant to which the debt securities will be issued. Each series is a single distinct series under the indenture pursuant to which they will be issued and we may issue debt securities of each series in such amounts, at such times and on such terms as we wish. The debt securities of each series will differ from one another, and from any other series, in their terms, but all debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued.

     We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplements will describe the terms of any debt securities being offered, including:

•	the title of the series of debt securities;
•	whether it is a series of senior debt securities or a series of subordinated debt securities;
•	any limit on the aggregate principal amount of the series of debt securities;
•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•	the date or dates on which the series of debt securities will mature;
•	the rate or rates (which may be fixed or variable) per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;
•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;
•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;
•	if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;
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•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);
•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;
•	if the debt securities may be converted into or exercised or exchanged for other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our securities issuable upon conversion, exercise or exchange may be adjusted;
•	if other than denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof, the denominations in which the series of debt securities will be issuable;
•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;
•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;
•	the applicability of the provisions described under “— Defeasance” below;
•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;
•	if the series of debt securities will be issuable only in the form of a global debt security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global debt security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and
•	any other special feature of the series of debt securities.

Market-Making Transactions

     One or more of our subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approval, purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Covenants

     Except as described in this sub-section or as otherwise provided in an applicable prospectus supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable prospectus supplement.

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Mergers and Similar Events

     Each of the indentures provide that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•	When we merge, amalgamate, consolidate or otherwise are combined with another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the debt securities issued thereunder.
•	The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded.

     If the conditions described above are satisfied, we will not need to obtain the consent of the holders of the debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets.

     We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;
•	any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; and
•	any transaction in which we sell less than substantially all of our assets.

     It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

     There are four types of changes we can make to the indenture and the debt securities issued under that indenture.

     Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without the consent of each holder of a series of debt securities affected in any material respect by the change under a particular indenture. Following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a debt security;
•	reduce any amounts due on a debt security;
•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;
•	change the currency of payment on a debt security;
•	change the place of payment for a debt security;
•	impair a holder’s right to sue for payment;
•	impair a holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;
•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
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•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or
•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

     Changes Requiring a Majority Consent. The second type of change to the indenture and the debt securities is the kind that requires the consent of holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Consent of All Holders” unless we obtain the individual consent of each holder to the waiver.

     Changes Not Requiring Consent. The third type of change to the indenture and the debt securities does not require the consent by holders of debt securities. This type is limited to the issuance of new series of debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the debt securities of any series.

     We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the consent of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

     Modification of Subordination Provisions. The fourth type of change to the indenture and the debt securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class.

     Further Details Concerning Voting. When seeking consent, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•	For debt securities whose principal amount is not known, we will use a special rule for that debt security described in the applicable prospectus supplement.
•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

     Debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those debt securities. Debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “— Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the debt securities.

     We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustees will be entitled to set a record date for action by holders. If the trustees or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustees, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

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     Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to the Subordinated Debt Securities

     The subordinated debt securities issued under the subordinated debt indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these debt securities.

     If we become insolvent or are wound-up, the subordinated debt securities issued and outstanding under the subordinated debt indenture will rank equally with, but not prior to, all other subordinated indebtedness and subordinate in right of payment to the prior payment in full of all other indebtedness of the Bank then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness under certain circumstances.

     For these purposes, “indebtedness” at any time means:

1.	the deposit liabilities of the Bank at such time; and
2.	all other liabilities and obligations of the Bank which in accordance with the accounting rules established for Canadian chartered banks issued under the authority of the Superintendent of Financial Institutions (Canada) or with generally accepted accounting principles (the primary source of which is the Handbook of the Canadian Institute of Chartered Accountants — Part V pre-changeover accounting standards; IFRS replaced current Canadian GAAP for the Bank commencing November 1, 2011 which is Part I of the Handbook of the Canadian Institute of Chartered Accountants), as the case may be, would be included in determining the total liabilities of the Bank, other than liabilities for paid-up capital, contributed surplus, retained earnings and general reserves of the Bank.

     “Subordinated indebtedness” at any time means:

1.	the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;
2.	any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;
3.	any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same; and
4.	the subordinated debt securities, which will rank equally to the Bank’s outstanding subordinated indebtedness.

     The subordination provisions of the subordinated debt indenture are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Conversion or Exchange of Debt Securities

     If and to the extent mentioned in the applicable prospectus supplements, any debt securities may be optionally or mandatorily convertible or exchangeable for other securities of the Bank, into the cash value therefor or into any

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combination of the above. The specific terms on which any debt securities may be so converted or exchanged will be described in the applicable prospectus supplements. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the holders of the debt securities would receive would be calculated at the time and manner described in the applicable prospectus supplements.

Defeasance

     The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the applicable prospectus supplements.

     Full Defeasance. If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.
•	There must be a change in current U.S. federal income tax law or a ruling by the United States Internal Revenue Service that lets us make the above deposit without causing the holders to be taxed on the debt securities of that series any differently than if we did not make the deposit and just repaid the debt securities of that series ourselves. (Under current U.S. federal income tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)
•	We must deliver to the trustees a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

     In the case of the subordinated debt securities, the following requirement must also be met:

•	No event or condition may exist that, under the provisions described under “— Special Provisions Related to the subordinated debt securities” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

     If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall.

     Covenant Defeasance. Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities of a series that may be described in the applicable prospectus supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government, U.S. government agency or U.S. government-sponsored entity notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of the debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.
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•	Deliver to the trustees a legal opinion of our counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

     If we accomplish covenant defeasance, certain provisions of the indentures and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the applicable prospectus supplements.
•	Any events of default relating to breach of those covenants.

     If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

     You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

     Under the senior debt indenture, the term “event of default” means in respect of any series of debt securities any of the following:

•	We do not pay the principal of or any premium on a debt security of that series within five days of its due date.
•	We do not pay interest on a debt security of that series for more than 30 days after its due date.
•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.
•	Any other event of default described in an applicable prospectus supplement occurs.

     Under the subordinated debt indenture, the term “event of default” in respect of any series of debt securities means any of the following:

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.
•	Any other event of default described in an applicable prospectus supplement occurs.

     Remedies If an Event of Default Occurs. If an event of default occurs, the trustees will have special duties. In that situation, the trustees will be obligated to use those of their rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustees or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) and interest on all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustees must take the aforementioned action or the holders must direct the trustees to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable Canadian banking law prohibit the payment of any amounts due under the debt securities before a specified time, then the Bank’s ability to make such payment could be adversely affected.

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     You should read carefully the applicable prospectus supplements relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

     Except in cases of default in which the trustees have the special duties described above, the trustees are not required to take any action under the indenture at the request of any holders unless the holders offer the trustees reasonable protection from expenses and liability called an indemnity reasonably satisfactory to the trustees. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustees. These majority holders may also direct the trustees in performing any other action under the applicable indenture with respect to the debt securities of that series.

     Before you bypass the trustees and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	the holder of the debt security must give the trustees written notice that an event of default has occurred and remains uncured;
•	the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustees take action because of such event of default;
•	such holder or holders must offer reasonable indemnity to the trustees against the cost and other liabilities of taking that action;
•	the trustees must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and
•	the trustees have not received any direction from a majority in principal amount of all outstanding debt securities that is inconsistent with such written request during such 90-day period.

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS OR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEES AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION

     We will give to the trustees every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Form, Exchange and Transfer

     Unless we specify otherwise in an applicable prospectus supplement, the debt securities will be issued:

•	only in fully-registered form;
•	without interest coupons; and
•	in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

     If a debt security is issued as a registered global debt security, only the depositary — such as DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole registered holder of the debt security and is referred to below as the “holder”. Those who own beneficial interests in a global debt security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance”.

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     Holders of debt securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

     Holders may exchange or register the transfer of debt securities at the office of the applicable trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustees act as our agents for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The applicable trustee may require an indemnity before replacing any debt securities.

     Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

     If we designate additional agents, they will be named in the applicable prospectus supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The Trustees

     Computershare Trust Company, N.A. and Computershare Trust Company of Canada serve as the trustees for our senior debt securities.

     Computershare Trust Company, N.A. and Computershare Trust Company of Canada also serve as the trustees for the subordinated debt securities.

     The trustees make no representation or warranty, whether express or implied, with respect to the Bank or the debt securities and other matters described in this prospectus. The trustees have not prepared or reviewed any of the information included in this prospectus, except the trustees have consented to the use of their names. Such approval does not constitute a representation or approval by the trustees of the accuracy or sufficiency of any information contained in this prospectus.

Payment and Paying Agents

     We will pay interest to the person listed in the trustees’ records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in an applicable prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

     We will pay interest, principal and any other money due on the debt securities at the corporate trust office of Computershare Trust Company, N.A. or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

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BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS

     We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustees’ corporate trust offices. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Notices

     We and the trustees will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustees’ records. With respect to who is a registered “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance”.

     Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustees or any other paying agent.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

     In this section, we describe special considerations that will apply to registered debt securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who is the Legal Owner of a Registered Security?

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustees maintain for this purpose, as the “registered holders” of those debt securities. Subject to limited exceptions, we and the trustees are entitled to treat the registered holder of a debt security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the debt security and to exercise all the rights and power as an owner of the debt security. We refer to those who own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not registered holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

     Book-Entry Owners. Unless otherwise noted in an applicable prospectus supplement, we will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

     Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions and applicable law, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

     As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global debt security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not registered holders, of the debt securities.

     Street Name Owners. We may issue debt securities initially in non-global form or we may terminate an existing global debt security, as described below under “— Holder’s Option to Obtain a Non-Global Security;

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Special Situations When a Global Security Will Be Terminated”. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

     For debt securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not registered holders, of those debt securities.

     Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustees under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

     For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant debt securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

     When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus and the applicable prospectus supplements, whether they are the registered holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

     Special Considerations for Indirect Owners. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

     Unless otherwise noted in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global debt security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more. Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;
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•	Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is known as “Euroclear”;
•	Clearstream Banking, société anonyme, which is known as “Clearstream”; or
•	any other clearing system or financial institution named in the applicable prospectus supplements.

     The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global debt security, investors may hold beneficial interests in that debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in the applicable prospectus supplements; if none is named, the depositary will be DTC.

     A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities of the same kind, such as debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security. The applicable prospectus supplements will not indicate whether your debt securities are represented by a master global debt security.

     A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only indirect interests in a global debt security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a holder of the debt security, but only an indirect owner of an interest in the global debt security.

     If an applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

     Special Considerations for Global Securities. As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global debt security.

     If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;
•	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;
•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in a global debt security in circumstances in which certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
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•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global debt security, and those policies may change from time to time. We and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global debt security. We and the trustees also do not supervise the depositary in any way;
•	the depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and
•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global debt securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global debt security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We and the trustees do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

     Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated. If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global debt securities, any beneficial owner entitled to obtain non-global debt securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

     In addition, in a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”.

The special situations for termination of a global debt security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;
•	if we notify the trustees that we wish to terminate that global debt security; or
•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

     If a global debt security is terminated, only the depositary, and neither we nor the trustees for any debt securities, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the registered holders of those debt securities.

Considerations Relating to DTC

     DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities

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transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

     Purchases of debt securities within the DTC system must be made by or through DTC participants, who will receive a credit for the debt securities on DTC’s records. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

     In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Clearstream and Euroclear

     Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

     Euroclear and Clearstream may be depositaries for a global debt security. In addition, if DTC is the depositary for a global debt security, Euroclear and Clearstream may hold interests in the global debt security as participants in DTC.

     As long as any global debt security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global debt security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global debt security and there is no depositary

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in the United States, you will not be able to hold interests in that global debt security through any securities clearance system in the United States.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

     Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

     This section describes the material United States federal income tax consequences to a United States holder (as defined below) of owning the securities we are offering. It is the opinion of Allen & Overy LLP, counsel to the Bank. It applies to you only if you acquire your securities at their original issuance, and you hold your securities as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•	a bank,
•	a life insurance company,
•	a tax-exempt organization,
•	a person that actually or constructively owns 10% or more of our voting stock,
•	a person that holds securities as part of a straddle or a hedging or conversion transaction, or
•	a person whose functional currency for tax purposes is not the U.S. dollar.

     This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the income tax treaty between the United States and Canada (the “Treaty”), all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities. This summary does not address tax consequences applicable to holders of equity interests in a holder of the securities, U.S. federal estate, gift or alternative minimum tax considerations, or non-U.S., state or local tax considerations.

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     Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

     You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or individual resident of the United States,
•	a domestic corporation,
•	an estate whose income is subject to United States federal income tax regardless of its source, or
•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax consequences to holders of our shares

     This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our shares. Additional United States federal income tax consequences relevant to certain preferred shares are not described in this prospectus and will be discussed in an applicable prospectus supplement.

Taxation of Dividends

     The gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends paid to you that constitute “qualified dividend income” will be taxable to you at a maximum tax rate of 15% provided that (i) the Bank is a “qualified foreign corporation” and (ii) you hold the shares for more than 60 days during the 121 day period beginning 60 days before the ex-dividend date (or, in the case of preferred stock, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the shares for more than 90 days during the 181 day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. The Bank generally will be a “qualified foreign corporation” if (1) it is either (a) eligible for the benefits of the Treaty, or (b) if the stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States, and (2) it is not a PFIC (as defined below) in the taxable year of the distribution or the immediately preceding taxable year. The Bank expects to be eligible for the benefits of the Treaty. In addition, as discussed below under “— PFIC Rules,” the Bank does not believe it should be treated as a PFIC for the current year or any future years.

     The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the U.S. dollar value of the Canadian payments made, determined at the spot Canadian dollar/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as a non-taxable return of capital to the extent of your basis in the shares and thereafter as capital gain. We do not expect to maintain calculations of earnings and profits for U.S. federal income tax purposes. Therefore, a United States holder should expect that such distribution will generally be treated as a dividend.

     For foreign tax credit limitation purposes, dividends will be income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for foreign tax credit limitation purposes. The rules relating to the determination of the U.S. foreign tax credit, or deduction in lieu of the U.S. foreign tax credit, are complex and you should consult your tax advisors with respect to these rules.

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Sale or Exchange of Shares

     If you are a United States holder and you sell or otherwise dispose of your shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

     We believe that our shares should not be treated as stock of a Passive Foreign Investment Company (a “PFIC”) for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable prospectus supplement.

     In general, if you are a United States holder, we will be a PFIC with respect to you if for any taxable year in which you held our shares:

•	at least 75% of our gross income for the taxable year is passive income, or
•	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

     Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. For this purpose, income derived in the active conduct of our banking business should not be treated as passive income.

Tax consequences to holders of our debt securities

     This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued and whose terms are described in this prospectus. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue and debt securities whose terms are not described in this prospectus will be discussed in an applicable prospectus supplement.

Payments of Interest

     Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

     Interest that we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

     Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

     Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated

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in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

     If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

     When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

     General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities”.

     In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

     Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your

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discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

     You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then
•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

     You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then
•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

     If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

     The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and
•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

     Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

     Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,
•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and
•	the payment will equal or exceed the amount of pre-issuance accrued interest.
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     If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

     Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and
•	one of such schedules is significantly more likely than not to occur.

     If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

     Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security, and
•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

     If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

     If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

     Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

     If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,
•	the issue date of your debt security will be the date you acquired it, and
•	no payments on your debt security will be treated as payments of qualified stated interest.

     Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Debt Securities Purchased with

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Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

     Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

     1. 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

     2. 15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:
1.	one or more qualified floating rates,
2.	a single fixed rate and one or more qualified floating rates,
3.	a single objective rate, or
4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and
•	your debt security satisfies certain other conditions.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or
•	the rate is equal to such a rate multiplied by either:
1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or
2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and
•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

     Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

     Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,
•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and
•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

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     An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and
•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

     Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or
•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

     In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

     If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,
•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,
•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and
•	adjusting for actual variable rates during the applicable accrual period.

     When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

     If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

     Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to

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accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

     When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

     Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “— Tax consequences to holders of our debt securities — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Debt Securities Purchased at a Premium

     If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Debt Securities Purchased with Market Discount

     You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	In the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “— Original Issue Discount — General,” and
•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of a discount debt security for these purposes, you generally add any OID that has accrued on the debt security prior to your acquisition of the debt security to its issue price.

     If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

     You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

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     You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Debt Securities

     Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then
•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

     If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

     You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

     You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short — Term Debt Securities” or “— Debt Securities Purchased with Market Discount,”
•	attributable to accrued but unpaid interest,
•	the rules governing contingent payment obligations apply, or
•	attributable to changes in exchange rates as described below.

     Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

     You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

     If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities, Exchangeable Debt Securities and Contingent Payment Debt Securities

     An applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index, debt securities that are exchangeable at our option or the option of the holder into debt securities of an issuer other than the Bank or into

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other property and debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

     Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Other Considerations

Information with Respect to Foreign Financial Assets

     Certain holders that own “specified foreign financial assets” that meet certain U.S. dollar value thresholds will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by certain financial institutions: (i) stock or securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. The securities may be subject to these rules. United States holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the securities.

Backup Withholding and Information Reporting

     If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or payments of principal and interest on a security or other taxable distributions made to you within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
•	the payment of the proceeds from the sale of a security effected at a United States office of a broker.

     Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,
•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
•	in certain circumstances, fails to comply with applicable certification requirements.

     Payment of the proceeds from the sale of a security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a security that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,
•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.
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     In addition, a sale of a security effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a United States person,
•	a controlled foreign corporation for United States tax purposes,
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
•	a foreign partnership, if at any time during its tax year:
•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
•	such foreign partnership is engaged in the conduct of a United States trade or business.

     Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

Foreign Accounts Tax Compliance Act Withholding

     Sections 1471 through 1474 of the Code (“FATCA”) impose a new reporting regime and potentially a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution”, or “FFI” (as defined by FATCA)) that does not become a “Participating FFI” by entering into an agreement with the U.S. Internal Revenue Service (“IRS”) to provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA. The Bank is classified as an FFI.

     The new withholding regime is currently in effect for payments from sources within the United States and will apply to “foreign passthru payments” (a term not yet defined) no earlier than 1 January 2017. This withholding would potentially apply to payments in respect of (i) any securities characterised as debt (or which are not otherwise characterized as equity and have a fixed term) for U.S. federal tax purposes that are issued or materially modified after the “grandfathering date”, which is the date that is six months after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are filed with the Federal Register and (ii) any securities characterised as equity or which do not have a fixed term for U.S. federal tax purposes, whenever issued. If securities are issued on or before the grandfathering date, and additional securities of the same series are issued on or after that date, the additional securities may not be treated as grandfathered, which may have negative consequences for the existing securities, including a negative impact on market price.

     The United States and a number of other jurisdictions have announced their intention to negotiate intergovernmental agreements to facilitate the implementation of FATCA (each, an “IGA”). Pursuant to FATCA and the “Model 1” and “Model 2” IGAs released by the United States, an FFI in an IGA signatory country could be treated as a “Reporting FI” not subject to withholding under FATCA on any payments it receives. Further, an FFI in an IGA jurisdiction would generally not be required to withhold under FATCA or an IGA (or any law implementing an IGA) (any such withholding being “FATCA Withholding”) from payments it makes. Under each Model IGA, a Reporting FI would still be required to report certain information in respect of its account holders and investors to its home government or to the IRS. The United States and Canada have entered into an agreement (the “US-Canada IGA”) based largely on the Model 1 IGA.

     If the Bank is treated as a Reporting FI pursuant to the US-Canada IGA it does not anticipate that it will be obliged to deduct any FATCA Withholding on payments it makes. There can be no assurance, however, that the Bank will be treated as a Reporting FI, or that it would in the future not be required to deduct FATCA Withholding from payments it makes. Accordingly, the Bank and financial institutions through which payments on the securities are made may be required to withhold FATCA Withholding if any FFI through or to which payment on such securities is made is not a Participating FFI, a Reporting FI, or otherwise exempt from or in deemed compliance with FATCA.

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     Whilst the securities are in global form and held within the clearing systems, it is expected that FATCA will not affect the amount of any payments made under, or in respect of, the securities by the Bank or any paying agent, given that each of the entities in the payment chain between the Bank and the clearing systems is a major financial institution whose business is dependent on compliance with FATCA and that any alternative approach introduced under an IGA will be unlikely to affect the securities. The documentation expressly contemplates the possibility that the securities may be issued in definitive form and therefore that they may be taken out of the clearing systems. If this were to happen, then a non-FATCA compliant holder could be subject to FATCA Withholding.

     FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on proposed regulations, official guidance and the US-Canada IGA, all of which are subject to change. You should consult your own tax advisers on how these rules may apply to payments you receive under the securities.

CANADIAN TAXATION

     In the opinion of Osler, Hoskin & Harcourt LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires securities, including entitlement to all payments thereunder, as a beneficial owner pursuant to this prospectus and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) (the “Tax Act”), (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length with us and with any transferee resident or deemed to be resident in Canada to whom the purchaser disposes of debt securities, (iii) is not affiliated with us, (iv) does not receive any payment of interest on the debt securities in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (v) does not use or hold the securities in a business carried on in Canada, and (vi) where the relevant securities are debt securities, is not a “specified shareholder” of the Bank and is not a person who does not deal at arm’s length with a specified shareholder of the Bank for purposes of subsection 18(5) of the Tax Act (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

     This summary is based on the current provisions of the Tax Act and the regulations thereunder and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

     Canadian federal income tax considerations applicable to securities may be described more particularly when such securities are offered (and then only to the extent material) in a prospectus supplement or pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in such prospectus supplement or pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a prospectus supplement or pricing supplement.

     This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

     Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the securities not denominated in Canadian dollars must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the relevant exchange rate.

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Shares

Dividends on the Shares

     Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Holder will be subject to Canadian non-resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Holder is entitled under any applicable income tax convention between Canada and the country in which the Holder is resident. For example, under the Canada-U.S. Income Tax Convention (1980) (the “Convention”), where dividends on the shares are considered to be paid to or derived by a Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits in accordance with, the provisions of the Convention, the applicable rate of Canadian non-resident withholding tax is generally reduced to 15%.

Disposition of the Shares

     A Holder will not be subject to tax under the Tax Act on any gain realized on a disposition or deemed disposition of shares, unless the shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

     Generally, the shares will not constitute taxable Canadian property to a Holder at a particular time provided that the shares are listed at that time on a designated stock exchange (which includes the Toronto Stock Exchange), unless at any particular time during the 60-month period that ends at that time (i) the Holder, persons with whom the Holder does not deal with at arm’s length, or the Holder together with all such persons, has owned 25% or more of the issued shares of any class or series of our capital stock and (ii) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, shares could be deemed to be taxable Canadian property. Holders whose shares may constitute taxable Canadian property should consult their own tax advisors.

Debt Securities

     Interest paid or credited or deemed for purposes of the Act to be paid or credited on a debt security (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the debt security in certain cases involving the assignment, deemed assignment or other transfer of a debt security to the Bank or any other resident or deemed resident of Canada) to a Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation (“Participating Debt Interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to any amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money where no amount payable in respect of such obligation, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the definition of Participating Debt Interest. If any interest paid or credited or deemed to be paid or credited on a debt security is to be Participating Debt Interest, the Canadian non-resident withholding tax implications of the issuance of such debt securities will be described particularly in the relevant prospectus supplement or pricing supplement for such debt securities.

     No other Canadian federal taxes on income or gains will be payable by a Holder on interest or principal, or on proceeds received by a Holder on the disposition of a debt security, including on a redemption, payment on maturity, repurchase or purchase of cancellation.

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EMPLOYEE RETIREMENT INCOME SECURITY ACT

     A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

     The acquisition of the securities by a plan with respect to which the Bank or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither the Bank nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

•	PTCE 84–14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;
•	PTCE 90–1, an exemption for certain transactions involving insurance company pooled separate accounts;
•	PTCE 91–38, an exemption for transactions involving bank collective investment funds;
•	PTCE 95–60, an exemption for transactions involving certain insurance company general accounts; and
•	PTCE 96–23, an exemption for plan asset transactions managed by in-house asset managers.

     The securities may not be purchased or held by (i) any plan, (ii) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (iii) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief under one or more of the PTCEs listed above, the service provider exemption or another applicable similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its acquisition and holding of the securities that it either (i) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (ii) with respect to the acquisition, holding or disposition, is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption. In addition, any purchaser or holder of the securities or any interest in the securities which is a non-ERISA arrangement will be deemed to have represented by its acquisition and holding of the securities that its acquisition, holding and disposition will not violate the provisions of any similar law.

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     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

     If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION

     We may sell any of the securities at any time after effectiveness of the registration statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;
•	through agents; or
•	directly to one or more purchasers.

     The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

     The applicable prospectus supplements will include:

•	the initial public offering price;
•	the names of any investment dealer;
•	the purchase price of the securities;
•	our proceeds from the sale of the securities;
•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	the place and time of delivery of the securities; and
•	any securities exchange on which the securities may be listed.

     If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

     In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable prospectus supplements for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the applicable prospectus supplements for the securities.

     This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

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     Investment dealers that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with investment dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

     Investment dealers and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.

     Each series of offered debt securities and preferred shares will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Our common shares are currently listed on the NYSE and the TSX under the trading symbol “BNS”. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

     Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Selling Restrictions Outside the United States

     Except as described in an applicable prospectus supplement, the Bank has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

     With regard to each security, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable prospectus supplement.

Conflicts of Interest

     Our affiliates, Scotia Capital Inc. (for distributions in Canada) and Scotia Capital (USA) Inc. (for distributions in the U.S.), may participate in the distribution of the securities as an underwriter, dealer or agent. Scotia Capital (USA) Inc., a wholly owned subsidiary of Scotia Capital Inc., is a registered broker and dealer in securities with the U.S. Securities and Exchange Commission under the Exchange Act. Scotia Capital Inc. is a Canadian investment dealer (not registered in the United States). Any offering of securities in which Scotia Capital Inc. or Scotia Capital (USA) Inc. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Scotia Capital Inc. and Scotia Capital (USA) Inc. will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 or are not investment grade rated within the meaning of Rule 5121 or securities issued pursuant to this prospectus in the same Series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither Scotia Capital Inc., Scotia Capital (USA) Inc. nor any other

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FINRA member participating in an offering of these securities issued pursuant to this prospectus that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

     In compliance with the guidelines of FINRA, the maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Market-Making Resale by Affiliates

     This prospectus may be used by Scotia Capital Inc. (for market-making in Canada), Scotia Capital (USA) Inc. (for market-making in the U.S.) or one or more of our affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may resell a security it acquires from other holders, after the original offering and sale of security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates, as applicable, acts as principal, or as agent for both counterparties in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or such affiliate, as applicable, does not act as principal. Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

     The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. We do not expect to receive any proceeds from market-making transactions. We do not expect that Scotia Capital Inc., Scotia Capital (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

     Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

     Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

     The Bank is incorporated under the laws of Canada pursuant to the Bank Act. Substantially all of our directors and executive officers, including many of the persons who signed the registration statement on Form F-3, of which this prospectus forms a part, and some or all of the experts named in this document, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to affect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

     We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

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VALIDITY OF SECURITIES

     The validity of the debt securities will be passed upon by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Allen & Overy LLP, New York, New York, as to matters of New York law.

EXPERTS

     The consolidated financial statements of the Bank which comprise the consolidated statements of financial position as at October 31, 2013, and October 31, 2012 and the consolidated statements of income, changes in shareholders’ equity, comprehensive income and cash flows for each of the years in the three year period ended October 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the registration statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable prospectus supplements.

Registration statement filing fee	U.S.$	813,400
Trustees’ fees and expenses	U.S.$	5,000
Legal fees and expenses	U.S.$	125,000
FINRA fees and expenses	U.S.$	225,500
Accounting fees and expenses	U.S.$	40,000
Printing costs	U.S.$	15,000
Miscellaneous	U.S.$	35,000
Total	U.S.$ 1,258,900

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The Bank of Nova Scotia

US$1,250,000,000 4.500% Subordinated Notes due 2025
(Non-Viability Contingent Capital (NVCC))
(subordinated indebtedness)

PROSPECTUS SUPPLEMENT

December 9, 2015

Joint Book-Running Managers

Citigroup
Goldman, Sachs & Co.
J.P. Morgan
Scotiabank
UBS Investment Bank

Co-Managers

Barclays
BofA Merrill Lynch
Deutsche Bank Securities
Morgan Stanley
Wells Fargo Securities